EXHIBIT 4.1

SUPER-PRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION NOTE PURCHASE AGREEMENT

dated as of October 2, 2023

among

CAPSTONE GREEN ENERGY CORPORATION,
as a Chapter 11 Debtor and Debtor-in-Possession and Company,

and
THE OTHER DEBTORS PARTY HERETO FROM TIME TO TIME,

Each as a Chapter 11 Debtor and Debtor-in Possession and as a Guarantor,

BROAD STREET CREDIT HOLDINGS LLC,
as Purchaser and

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.

as Collateral Agent

________________________________________________________

$30,000,000 Super-Priority Senior Secured Debtor-in-Possession Notes

________________________________________________________

TABLE OF CONTENTS

Page

Section 1 DEFINITIONS AND INTERPRETATION2

1.1 Definitions2

1.2 Accounting Terms, Financials Statements, Calculations, Etc34

1.3 Interpretation, Etc35

1.4 Rates..36

1.5 Rate and Fee Basis..36

Section 2 DIP NOTES36

2.1 Issuance and Purchase of the DIP Notes36

2.2 Issuance of the DIP Notes38

2.3 [Reserved].38

2.4 [Reserved].38

2.5 Use of Proceeds38

2.6 Evidence of Debt; Register39

2.7 Interest on DIP Notes40

2.8 [Reserved]41

2.9 Default Interest41

2.10 Fees42

2.11 Scheduled Payments42

2.12 [Reserved]42

2.13 Mandatory Prepayments42

2.14 Application of Prepayments/Reductions43

2.15 General Provisions Regarding Payments44

2.16 [Reserved]45

2.17 Making or Maintaining SOFR Rate DIP Notes.45

2.18 Increased Costs; Capital Adequacy48

2.19 Taxes; Withholding, Etc.50

2.20 Obligation to Mitigate52

2.21 [Reserved].52

2.22 [Reserved].52

2.23 Representations and Warranties by Purchaser52

2.24 Priority and Liens54

Section 3 CONDITIONS PRECEDENT55

3.1 Closing Date55

3.2 Conditions to Credit Date58

Section 4 REPRESENTATIONS AND WARRANTIES59

4.1 Organization; Requisite Power and Authority; Qualification59

4.2 Capital Stock and Ownership59

i

4.3 Power; Authorization60

4.4 No Conflict60

4.5 Governmental Consents60

4.6 Binding Obligation60

4.7 Historical Financial Statements60

4.8 [Reserved]61

4.9 No Material Adverse Change61

4.10 [Reserved]61

4.11 Adverse Proceedings, etc61

4.12 Payment of Taxes61

4.13 Properties62

4.14 Environmental Matters62

4.15 No Defaults63

4.16 Material Contracts63

4.17 Governmental Regulation63

4.18 Federal Reserve Regulations; Exchange Act63

4.19 Employee Matters63

4.20 Employee Benefit Plans64

4.21 Certain Fees64

4.22 Plan Assets; Prohibited Transactions64

4.23 Pre-Petition Secured Agreements.65

4.24 Compliance with Statutes, Etc65

4.25 Disclosure65

4.26 Sanctions; Anti-Corruption and Anti-Bribery Laws; Anti-Terrorism and Anti-Money Laundering Laws; Etc.66

4.27 Private Offering66

4.28 Chapter 11 Case Matters.66

4.29 No Other Insolvency Proceeding.67

4.30 Superpriority Claims; Liens.67

4.31[Collateral Documents.]Error! Bookmark not defined.

Section 5 AFFIRMATIVE COVENANTS67

5.1 Financial Statements and Other Reports67

5.2 Existence72

5.3 Payment of Taxes and Claims72

5.4 Maintenance of Properties72

5.5 Insurance72

5.6 Books and Records; Inspections73

5.7 Meetings73

5.8 Compliance with Laws73

5.9 Environmental73

5.10 Additional Guarantors75

5.11 Additional Locations and Material Real Estate Assets75

5.12 Bankruptcy Matters.76

5.13 Further Assurances76

5.14 Miscellaneous Covenants77

5.15 Post Closing Matters77

5.16 [Reserved]77

5.17 [Reserved].77

5.18 Milestones.77

5.19 Financial Advisor78

5.20 Use of Proceeds.78

5.21 [Reserved]78

5.22 [Reserved]78

5.23 [Reserved]78

5.24 Non-Consolidation78

5.25 [Reserved]79

Section 6 NEGATIVE COVENANTS79

6.1 Indebtedness79

6.2 Liens80

6.3 Equitable Lien81

6.4 No Further Negative Pledges82

6.5 Restricted Junior Payments82

6.6 Restrictions on Subsidiary Distributions82

6.7 Investments82

6.8 [Reserved]83

6.9 Fundamental Changes; Disposition of Assets; Acquisitions83

6.10 Disposal of Subsidiary Interests84

6.11 Sales and LeaseBacks84

6.12 Transactions with Shareholders and Affiliates84

6.13 Conduct of Business84

6.14 [Reserved].84

6.15 Compliance with Reporting Requirements84

6.16 Fiscal Year; Accounting Policies84

6.17 Deposit Accounts and Securities Accounts85

6.18 Amendments to Organizational Agreements and Material Contracts85

6.19 Prepayments of Certain Indebtedness85

6.20 Use of Proceeds85

6.21 Equity Issuances85

6.22 Additional Matters85

6.23 Cash Disbursements..85

6.24 Employee Agreements..85

Section 7 GUARANTY86

7.1 Guaranty of the Obligations86

7.2 [reserved]86

7.3 Payment by Guarantors86

7.4 Liability of Guarantors Absolute86

7.5 Waivers by Guarantors88

7.6 Guarantors’ Rights of Subrogation, Contribution, Etc88

7.7 Subordination of Other Obligations89

7.8 Continuing Guaranty89

7.9 Authority of Guarantors or Company90

7.10 Financial Condition of Company90

7.11 Bankruptcy, etc90

Section 8 EVENTS OF DEFAULT90

8.1 Events of Default90

8.2 [Reserved]97

Section 9 COLLATERAL AGENT97

9.1 Appointment of Collateral Agent97

9.2 Powers and Duties97

9.3 General Immunity98

9.4 [Reserved]99

9.5 [Reserved].99

9.6 Right to Indemnity99

9.7 Successor Collateral Agent100

9.8 Collateral Documents and Guaranty101

9.9 [Reserved].102

9.10 Collateral Agent May File Bankruptcy Disclosure and Proofs of Claim102

Section 10 MISCELLANEOUS104

10.1 Notices104

10.2 Expenses105

10.3 Indemnity and Related Reimbursement.106

10.4 SetOff108

10.5 Amendments and Waivers109

10.6 Successors and Assigns; Transferees110

10.7 Independence of Covenants111

10.8 Survival of Representations, Warranties and Agreements111

10.9 No Waiver; Remedies Cumulative111

10.10 Marshalling; Payments Set Aside111

10.11 Severability111

10.12 [Reserved]112

10.13 Headings112

10.14 Applicable Law112

10.15 Consent To Jurisdiction112

10.16 Waiver of Jury Trial113

10.17 Confidentiality113

10.18 Usury Savings Clause114

10.19 Effectiveness; Counterparts115

10.20 Entire Agreement115

10.21 PATRIOT Act115

10.22 Electronic Execution of Transfers and DIP Note Documents115

10.23 No Fiduciary Duty115

10.24 Priority and Liens116

10.25 No Discharge; Survival of Claims116

APPENDICES:ACommitments
BNotice Addresses

SCHEDULES:1.1(b)Certain Material Real Estate Assets

1.1(c) Guarantors
4.1Jurisdictions of Organization and Qualification
4.2Capital Stock and Ownership
4.13Real Estate Assets

4.15Defaults
4.16Material Contracts
5.15Certain Post Closing Matters
6.1Certain Indebtedness
6.7Certain Investments
6.12Certain Affiliate Transactions

6.24Certain Employee Retention Plans

EXHIBITS:AFunding Notice
BLetter of Direction
CCompliance Certificate
D [Reserved]
E-1U.S. Tax Compliance Certificate
E-2[Reserved]
E-3[Reserved]
E-4U.S. Tax Compliance Certificate
F-1Closing Date Certificate
GCounterpart Agreement
H[Reserved]
IIntercompany Note

J-1New Money DIP Note

J-2Roll Up DIP Note

v

SUPER-PRIOIRITY SENIOR SECURED DEBTOR-IN-POSSESSION NOTE PURCHASE AGREEMENT

This SUPER-PRIOIRITY SENIOR SECURED DEBTOR-IN-POSSESSION NOTE PURCHASE AGREEMENT, dated as of October 2, 2023, is entered into by and among CAPSTONE GREEN ENERGY CORPORATION (“Company”), as issuer, certain Subsidiaries of Company, each as  Guarantor from time to time party hereto, each such Guarantor and Company as Chapter 11 debtor and debtor-in-possession, BROAD STREET CREDIT HOLDINGS LLC (“BSCH”) as Purchaser and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. as collateral agent (in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, on September 28, 2023 (the “Petition Date”), Company and the Guarantors each filed voluntary petitions and initiated proceedings under Chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and have continued in possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, Company and the Guarantors are party to that certain Amended and Restated Note Purchase Agreement, dated as of September 1, 2020 (as amended, modified or supplemented from time to time prior to the Petition Date, the “Pre-Petition Note Purchase Agreement”), among Company, the Guarantors, the purchasers party thereto (collectively, the “Pre-Petition Purchasers”), Goldman Sachs Specialty Lending Group, L.P., as collateral agent (in such capacity, the “Pre-Petition Note Purchase Agent”), pursuant to which Company and the Guarantors executed and delivered various DIP Note Documents, as defined therein (collectively with the Pre-Petition Note Purchase Agreement, the “Pre-Petition Note Documents”), which, among other things, guaranteed and secured the obligations of Company and all of the Guarantors under the Pre-Petition Note Purchase Agreement;

WHEREAS, in accordance with the terms hereof, Purchaser has agreed to purchase super priority senior secured debtor-in-possession notes from the Company in the amounts and upon the terms and conditions more particularly set forth herein, the proceeds of which will be used in accordance with the Approved Budget; and

WHEREAS, in connection therewith, Company and the other Guarantors party hereto have agreed to guarantee the Obligations of the other DIP Note Parties hereunder and to secure all such Persons’ respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, the Liens described herein.

NOW, THEREFORE, to induce Purchaser to purchase the DIP Notes from Company and in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1	DEFINITIONS AND INTERPRETATION
1.1Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acceptable Auditor” means (i) Marcum LLP, (ii) a “Big Four” accounting firm, (iii) an independent certified public accountant of recognized national standing, (iv) a regional “mid-tier” firm of good public standing approved by the Public Company Accounting Oversight Board selected by Company or (v) any other independent certified public accountant reasonably satisfactory to Purchaser.

“Accounts” means all “accounts” (as defined in the UCC) of Company (or, if referring to another Person, of such Person), including accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Acquisition” means the acquisition of, by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures, in each case in the ordinary course of business), the business, a substantial portion of the property or assets of, or a substantial portion of the Capital Stock or other evidence of beneficial ownership of, any Person, any division or line of business, or any other business unit of any Person.

“Additional DIP Notes Closing Date” means the date the Company issues New Money Additional DIP Notes and such New Money Additional DIP Notes are purchased by Purchaser in accordance with Section 2.1.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened in writing against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

“Affected DIP Notes” as defined in Section 2.17(c).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of members of the Board of Directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.  Notwithstanding anything in this definition to the contrary, neither the Warrant Holder nor any of its affiliates shall be considered an “Affiliate” of any DIP Note Party or of any Subsidiary of any DIP Note Party.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Agreement” means this Super-Priority Senior Secured Debtor-in-Possession Note Purchase Agreement, as amended, restated, amended and restated, or otherwise modified from time to time.

“Anti-Corruption and Anti-Bribery Laws” means any and all requirements of law related to anti-bribery or anti-corruption matters, including the United States Foreign Corrupt Practices Act of 1977.

“Anti-Terrorism and Anti-Money Laundering Laws” means any and all requirements of law related to engaging in, financing, or facilitating terrorism or money laundering, including the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s), 1820(b) and 1951-1959), Trading With the Enemy Act (50 U.S.C. §1 et seq.), Executive Order 13224 (effective September 24, 2001) and each of the laws, regulations, and executive orders administered by OFAC (31 C.F.R., Subtitle B, Chapter V).

“Applicable Margin” means (i) in the case of SOFR Rate DIP Notes, a percentage, per annum, equal to 8.75% and (ii) in the case of DIP Notes bearing interest at the Base Rate, a percentage, per annum, equal to 7.75%.

“Approved Budget” as defined in Section 5.1(y).

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any DIP Note Party provides to Purchaser pursuant to any DIP Note Document or the transactions contemplated therein that is distributed to Collateral Agent or Purchaser by means of electronic communications pursuant to Section 10.1(b).

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer (including through a plan of division), exclusive license (as licensor or sublicensor), or other disposition to, or any exchange of property with, any Person (other than to or with Company or any other DIP Note Party), in one transaction or a series of transactions, of all or any part of Company’s or any of its Subsidiaries’ respective businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased, or licensed, including the Capital Stock of any of Company’s Subsidiaries, other than inventory sold or leased to unaffiliated customers in the ordinary course of business.  For purposes of clarification, “Asset Sale” shall (x) include (A) the sale or other disposition for value of any contracts and (B) the early termination or modification of any contract resulting in the receipt by Company or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts that would have been due through the date of termination or modification without giving effect thereto) and (y) exclude a sale or issuance by Company of its own common stock (including, for the avoidance of doubt, in connection with any at the market offering of Company’s Capital Stock).

“Authorized Officer” means, as applied to any Person that is an entity, any duly authorized individual natural Person holding the position of chairman of the Board of Directors (if an officer), chief executive officer, president, vice president, Chief Financial Officer, or, if approved by Purchaser, any other officer position with similar authority; provided, that the secretary or assistant secretary of such Person, or another officer of such Person satisfactory to Purchaser, shall have delivered an incumbency certificate to Purchaser verifying the authority of such Authorized Officer.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of the term “Interest Period” pursuant to Section 2.17.

“Avoidance Action Proceeds” means proceeds of claims and causes of action under Sections 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Court” as defined in the Recitals hereto.

“Bankruptcy Plan” means the Debtors’ Joint Prepackaged Chapter 11 Plan that is substantially in the form attached to the TSA as Exhibit A and prepared and distributed in accordance with the Bankruptcy Code, as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code and the TSA and otherwise in form and substance satisfactory to Collateral Agent and Purchaser (including with respect to the treatment of any outstanding Pre-Petition Obligations).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%, (iii) the sum of (a) Adjusted Term SOFR (after giving effect to the Floor) for a one month tenor in effect on such day plus (b) the difference between the Applicable Margin for SOFR Rate DIP Notes and the Applicable Margin for Base Rate DIP Notes, and (iv) the Floor.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate DIP Notes” means a DIP Note bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” as defined in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Collateral Agent for the applicable Benchmark Replacement Date:

a.	The sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); or
b.	the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the interest rate specified in clause (a) of the definition of “Floor”, the Benchmark Replacement will be deemed to be the interest rate specified in clause (a) of the definition of “Floor” for the purposes of this Agreement and the other DIP Note Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Collateral Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

a.	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
b.	in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a.	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
b.	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
c.	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any DIP Note Document in accordance with Section 2.17 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any DIP Note Document in accordance with Section 2.17.

“Beneficiary” means Collateral Agent and Purchaser.

“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) with respect to a limited liability company, the manager, the managing member or members or any controlling committee or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the entity, individual, board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor Governmental Authority.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes); provided that “Capital Lease” shall in no event include Operating Lease Liabilities.

“Capital Lease Obligation” means, as applied to any Person that is a lessee under any Capital Lease, that portion of obligations under such Capital Lease that is properly classified as a liability on a balance sheet in conformity with GAAP.

“Capital Stock” means any and all shares, stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or profits interests in a Person that is another type of entity, including partnership interests, membership interests, voting trust certificates, certificates of interest, and profits interests, participations, or similar arrangements, and any and all warrants, rights or options to purchase, or other arrangements or rights to acquire, subscribe, convert to or otherwise receive or participate in the economic or other rights associated with any of the foregoing.

“Carve-Out” means the sum of: (i) all fees required to be paid to the clerk of the Bankruptcy Court and all statutory fees payable to the U.S. Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate; (ii) all reasonable fees, costs and expenses in an aggregate amount not to exceed $25,000 incurred by a trustee under section 726(b) of the Bankruptcy Code; (iii) to the extent allowed at any time, whether by the interim order, procedural order, final order, or otherwise, all unpaid fees, costs, and expenses of persons or firms retained by the Debtors pursuant to sections 327, 328 or 363 of the Bankruptcy Code (the “Debtor Professionals”) and any Creditors’ Committee (the “Creditors’ Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) appointed in the Chapter 11 Cases pursuant to section 1103 of the Bankruptcy Code, which shall be in accordance with the Approved Budget and incurred at any time on or before the first business day following delivery by the Collateral Agent to the Debtors and the Creditors’ Committee (if any) of a Carve-Out Trigger Notice (as defined in the Interim or Final Order), whether allowed by the Bankruptcy Court prior to or after such date; and (iv) Allowed Professional Fees (as defined in the Interim Order) of the Professional Persons in an aggregate amount not to exceed (x) $250,000 incurred or accrued after the first business day following delivery by the Collateral Agent of a Carve-Out Trigger Notice (as defined in the Interim or Final Order), to the extent allowed at any time, whether by interim order, procedural order, final order, or otherwise, (the amounts set forth in this clause (iv) being the “Post-Carve-Out Trigger Notice Cap”).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the U.S. Federal Government, or (b) issued by any agency of the U.S., in each case of sub-clauses (a) and (b), the obligations of which are backed by the full faith and credit of the U.S., mature within one year after such date,  and have, at the time of the acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by Purchaser or by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000; and (iv) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time: (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Warrant Holder or any of its affiliates (a) shall have acquired beneficial ownership or control of 25% or more on a fully diluted basis of (1) the voting interests in the Capital Stock of Company and/or (2) the economic interests in the Capital Stock of Company, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of Company; or (ii) the majority of the seats (other than vacant seats) on the Board of Directors of Company cease to be occupied by Persons who either (a) were members of the Board of Directors of Company on the Closing Date, or (b) were nominated for election by the Board of Directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

“Chapter 11 Cases” as defined in the Recitals hereto.

“Chief Financial Officer” means, as applied to any Person that is an entity, any duly authorized individual natural Person holding the position of chief financial officer or, if approved by Purchaser, any other officer position with similar financial responsibility; provided, that the secretary or assistant secretary of such Person, or another officer of such Person satisfactory to Purchaser, shall have delivered an incumbency certificate to Purchaser verifying the authority of such Authorized Officer.

“Closing Date” means the date this Agreement was executed and the Roll Up DIP Notes were issued and purchased by Purchaser, which occurred on October 2, 2023.

“Closing Date Certificate” means a certificate dated as of the Closing Date as applicable, and substantially in the form of Exhibit F-1.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury regulations promulgated thereunder.  For the avoidance of doubt, references to specific sections of the Code shall include references to Treasury regulations interpreting such sections.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted and/or purported to be granted pursuant to the Collateral Documents as security for the Obligations, but excluding, for the avoidance of doubt, Excluded Property

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Orders, the Pledge and Security Agreement, any Intellectual Property Security Agreements, any Mortgages, any Deposit Account Control Agreements, any Securities Account Control Agreements, and all other instruments, documents and agreements that are expressly designated pursuant to their terms to be “Collateral Documents” or are otherwise executed and delivered by or on behalf of any DIP Note Party or any other Person pursuant to this Agreement or any of the other DIP Note Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that DIP Note Party as security for the Obligations, in each case, as the same may be amended, restated, amended and restated or otherwise modified from time to time.

“Commitment” means the commitment of Purchaser to make or otherwise purchase the DIP Notes. The amount of  Purchaser’s Commitment, is set forth on Appendix A-1, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of Commitments as of the Closing Date immediately prior to giving effect to the purchasing of the DIP Notes was $30,000,000, consisting of a $15,000,000 commitment to purchase Roll Up DIP Notes, the “Roll Up Commitment” and a $15,000,000 commitment to purchase New Money DIP Notes, the “New Money Commitment.”

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a certificate of the Chief Financial Officer of Company substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.17(d) and other technical, administrative or operational matters) that the Collateral Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other DIP Note Documents).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Controlled Account” means (a) any Deposit Account of a DIP Note Party that is subject to a Deposit Account Control Agreement, and (b) any Securities Account of a DIP Note Party that is subject to a Securities Account Control Agreement.

“Controlled Entity” means any DIP Note Party’s Controlled Affiliates. As used in this definition, “Control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a DIP Note Party pursuant to Section 5.10.

“Credit Date” means the date of the issuance and purchase of DIP Notes.

“Creditors’ Committee” means any official committee of unsecured creditors appointed pursuant to Section 1102 of the Bankruptcy Code in the Chapter 11 Cases.

“Creditors’ Committee Professionals” as defined in the definition of “Carve-Out”.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company’s and its Subsidiaries’ operations and not for speculative purposes.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Collateral Agent reasonably decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.

“Debtor Professionals” as defined in the definition of “Carve-Out”.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S., any state or territory thereof, the District of Columbia or any other applicable jurisdictions.

“Debtors” means the Company and the Guarantors.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means any interest payable pursuant to Section 2.9.

“Deposit Account” means any “deposit account” as defined in Article 9 of the UCC.

“Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (i) is entered into among Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained, and the DIP Note Party maintaining such Deposit Account, and (ii) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Deposit Account.

“DIP Note Documents” means any of this Agreement, the Collateral Documents, the DIP Notes, the Orders and all other documents, certificates, instruments or agreements that are expressly designated pursuant to their terms to be “DIP Note Documents” or are otherwise executed and delivered by or on behalf of a DIP Note Party or any other Person for the benefit of Collateral Agent or Purchaser in connection herewith, excluding, for the avoidance of doubt, the Warrants and any other documents related solely thereto.

“DIP Note Party” means Company, as issuer, and each Guarantor.

“DIP Notes” means the Roll Up DIP Notes and the New Money DIP Notes, as applicable.

“DIP Notes Maturity Date” means the earlier of (i) forty-two (42) calendar days after the Petition Date (the “Scheduled Maturity Date”), (ii) the date that is thirty-five (35) calendar days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court on or before such date; (iii) the date of consummation of any sale of all or substantially all of the assets of any of the Debtors pursuant to section 363 of the Bankruptcy Code; (iv) the occurrence and continuation of an Event of Default not waived by Purchaser; (v) the substantial consummation or effective date of any Chapter 11 plan in the Chapter 11 Cases; (vi) the date the Bankruptcy Court enters an order for the conversion of any of the Chapter 11 Cases of any Debtors to a case under chapter 7 of the Bankruptcy Code; and (vii) dismissal of any of the Chapter 11 Cases of any Debtor; provided that, upon written request of Issuer, the Scheduled Maturity Date may be extended up to fifteen (15) calendar days (or such later date as agreed by Purchaser) in Purchaser’s sole discretion.

“Director” means any natural Person constituting the Board of Directors or an individual member thereof.

“Dispose” means, with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets.   For purposes of clarification, “Dispose” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for previously accrued and unpaid amounts due through the date of termination or modification) or

(c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)).

“Disqualified Capital Stock” means any Capital Stock, other than the Warrants, that, by its terms (or by the terms of any other instrument, agreement or Capital Stock into which it is convertible or for which it is exchangeable), or upon the occurrence of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder or beneficial owner thereof (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments of dividends, distributions or other Restricted Junior Payments in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other obligation, instrument, agreement, or Capital Stock that would meet any of the conditions in clauses (i), (ii), or (iii) of this definition, in each case, prior to the date that is one hundred eighty days after the DIP Notes Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations.

“Distribution” as defined in Section 7.7.

“Dollars” and the sign “$” mean the lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the U.S., any state thereof or the District of Columbia.

“Earn Out Obligations” means any obligation or liability consisting of an earnout or similar deferred purchase price that is issued or otherwise incurred as consideration for any acquisition of any property.

“EDGAR System” means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the SEC or any replacement system.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous

Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.  Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission that could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee

Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means (i) payroll accounts or  employee benefits accounts as long as in the case of payroll accounts, the total amount on deposit at any time does not exceed the current expected amount of payroll obligations of the DIP Note Parties, (ii) zero balance accounts maintained by the DIP Note Parties, as long as any deposits or funds in any such accounts are transferred at least once each Business Day into a Controlled Account (including, for the avoidance of doubt, at any time following the exercise of exclusive control by Collateral Agent under the applicable control agreement with respect to such Controlled Account), (iii) [reserved], (iv) any segregated accounts holding solely Cash collateral for a third party to the extent such Lien is permitted under Section 6.2(n) hereof, the aggregate balance of which shall not at any time exceed 105% of the face value of such obligations and (v) accounts maintained at Wells Fargo Bank, National Association with account numbers 4443331152 and 4121826069; for so long as the aggregate balance in such accounts does not exceed $50,000 for any two (2) consecutive Business Day period.

“Excluded Property” has the meaning set forth in the Pledge and Security Agreement.

“Extraordinary Receipts” means any net Cash proceeds received by or paid for the account of Company or any of its Subsidiaries outside of the ordinary course of such Person’s business and any such payments in respect of purchase price adjustments (excluding working capital adjustments), tax refunds, judgments, settlements for actual or potential litigation or similar claims, pension plan reversions, indemnity payments, payments in respect of Earn Out Obligations or Seller Financing Indebtedness, and similar payments; provided, however, that “Extraordinary Receipts” shall not include (i) proceeds of any indemnity payment to the extent that no Event of Default exists at the time of receipt of such proceeds and such proceeds are promptly (and in any event within five Business Days) used to pay related third party claims and expenses, (ii) proceeds otherwise subject to Sections 2.13(a), 2.13(b) and 2.13(g) or (iii) to the extent any such amounts are (A) immediately payable to a Person that is not an Affiliate of the DIP Note Parties pursuant to an arrangement permitted under this Agreement or (B) received by the DIP Note Party or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by a DIP Note Party.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, with the purpose (in either case) of facilitating the implementation of clause (a) above, or (c) any agreement pursuant to the implementation of clauses (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the next Business Day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next Business Day, and (ii) if no such rate is so published on such next Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to BSCH.

“Final Order” means a final order of the Bankruptcy Court that, without limitation, authorizes each DIP Note Party’s entry into the DIP Note Documents, the incurrence of the DIP Notes thereunder and grants the Liens and security interests contained herein and therein, which order has not been reversed, vacated, or stayed, and is in form and substance satisfactory to Purchaser.

“Financial Advisor” means Riveron Consulting, LLC or another advisor acceptable to Collateral Agent in its sole discretion.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the Chief Financial Officer of Company that, as of the date of such certification, such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and to the absence of footnotes.

“First Testing Date” as defined in Section 5.1(z).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on March 31 of each calendar year.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Floor” means (a) with respect to Adjusted Term SOFR and any Benchmark Replacement, 1.00% per annum and (b) with respect to the Base Rate, 4.00% per annum.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to Section 1.2, U.S. generally accepted accounting principles in effect as of the date of determination thereof.

“Goldman Sachs” means Goldman Sachs & Co. LLC.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the U.S., the U.S., or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority, including each of the Orders.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (a) Company, to the extent that Company is not already the primary obligor in respect of any Obligations, (b) each Subsidiary of Company listed on Schedule 1.1(c) and (c) each other Person that guarantees, pursuant to Section 5.10, Section 7.1 or otherwise, all or any part of the Obligations.

“Guarantor Subsidiary” means each Guarantor (other than Company).

“Guaranty” means (a) the guaranty of each Guarantor set forth in Section 7, and (b) each other guaranty of the Obligations that is made by any other Guarantor in favor of Collateral Agent for the benefit of Secured Parties.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or that may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any Interest Rate Agreement, any Currency Agreement, and any other derivative or hedging contract, agreement, confirmation, or other similar transaction or arrangement that is entered into by Company or any of its Subsidiaries, including any commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, spot or forward foreign currency or commodity purchase or sale, listed or over-the-counter option or similar derivative right related to any of the foregoing, non-deliverable forward or option, foreign currency swap agreement, currency exchange rate price hedging arrangement, or other arrangement designed to protect against fluctuations in interest rates or currency exchange rates, commodity, currency, or Securities values, or any combination of the foregoing agreements or arrangements.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to Purchaser that are in effect as of the Closing Date or, to the extent allowed by law, under such applicable laws that may be in effect after the Closing Date and allow a higher maximum nonusurious interest rate than applicable laws in effect as of the Closing Date.

“Historical Financial Statements” means as of the Closing Date, the most recent financial statements delivered to the Pre-Petition Purchasers under Sections 5.1(a), 5.1(b) and 5.1(c) of the Pre-Petition Credit Agreement.

“Home Page” means the Company’s corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as http://www.capstoneturbine.com or such other universal resource locator that it shall designate in writing to the Purchaser as its corporate home page on the World Wide Web.

“Immaterial Fee-Owned Properties” means, as of any date of determination, any individual fee-owned Real Estate Asset having a fair market value less than $1,000,000; provided that, notwithstanding the foregoing, (a) if at any time Company and its subsidiaries own, in the aggregate, multiple fee-owned Real Estate Assets that, in the aggregate, have a fair market value in excess of $2,500,000, then Company shall notify Purchaser thereof and Purchaser shall have the option, exercisable in its sole discretion, to designate any such Real Estate Assets as Material Real Estate Assets, and (b) any fee-owned Real Estate Asset designated as a Material Real Estate Asset pursuant to clause (iii) of the definition thereof and any fee-owned Real Estate Asset set forth on Schedule 1.1(b) shall not constitute “Immaterial Fee-Owned Properties”.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) Capital Lease Obligations; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA or any trade payable incurred in the ordinary course of business unless (a) more than forty-five (45) days past due, or (b) such obligation is evidenced by a note or a similar written instrument), including any Earn Out Obligations and Seller Financing Indebtedness; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit or similar instrument issued for the account of (or similar credit transaction entered into for the benefit of) that Person or as to which that Person is otherwise liable for reimbursement of drawings or is otherwise an obligor; (vii) Disqualified Capital Stock, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and as if such price were based upon, or measured by, the fair market value of such Disqualified Capital Stock); (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or provide any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedge Agreement, in each case whether entered into for hedging or speculative purposes or otherwise, provided, the “principal” amount of obligations under any Hedge Agreement that has not been terminated shall be deemed to be the Net Mark-to-Market Exposure of Company and its subsidiaries thereunder.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), Taxes, expenses and disbursements of any kind or nature whatsoever (including attorneys’ fees and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special, or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other DIP Note Documents or the transactions contemplated hereby or thereby (including the Purchaser’s agreement to purchase any DIP Notes or the use or intended use of the proceeds thereof, or any enforcement of any of the DIP Note Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) any Environmental Claim or Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries and/or (iii) the Chapter 11 Cases.

“Indemnitee” means, each of Collateral Agent, Purchaser and Pre-Petition Purchasers, and each of their respective shareholders, principals, advisors, subsidiaries, affiliates, officers, partners, members, Directors, trustees, employees, agents and sub-agents.

“Indemnitee Agent Party” as defined in Section 9.6.

“Insolvency Proceeding” means, with respect to any DIP Note Party, any (a) case, action or proceeding before any court of Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) general assignment for the benefits of creditors, composition, marshaling of assets for creditors, or (c) similar arrangement in respect of creditors generally or any substantial portion of applicable creditors, in any case , under taken under U.S. federal, state or foreign law.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intercompany Note” means a “global” intercompany promissory note and subordination that evidences and subordinates certain Indebtedness and other monetary liabilities owed among DIP Note Parties and their Subsidiaries, substantially in the form of Exhibit I.

“Interest Payment Date” means with respect to (i) any Base Rate DIP Note (a) the last day of each month, commencing on the Closing Date and (b) the final maturity date of such DIP Notes; and (ii) any SOFR Rate DIP Note, the last day of each Interest Period applicable to such DIP Note; provided, in the case of each Interest Period of longer than six months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with any SOFR Rate DIP Note, an interest period of one-, three- or six-months, (in each case, subject to the availability thereof) as selected by Company in the applicable Funding Notice, commencing on October 2, 2023; and thereafter, commencing on (and including) the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business

Day, such Interest Period shall expire on the next Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month and (c) no tenor that has been removed from this definition pursuant to Section 2.17 shall be available for specification in such Funding Notice.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Company’s and its Subsidiaries’ operations, (ii) approved by Purchaser, and (iii) not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two U.S. Government Securities Business Days prior to the first day of such Interest Period.

“Interim Order” means an order approved by the Bankruptcy Court entered prior to the date of the Final Order that authorizes each DIP Note Party’s entry into the DIP Note Documents and the incurrence of the DIP Notes thereunder and grants the Liens and security interests contained herein and therein, which order has not been reversed, vacated, or stayed, and is in form and substance satisfactory to Purchaser.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person, including the establishment or other creation of a Subsidiary or any other interest in the Securities of any Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for customary moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practice) or capital contributions by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales of inventory to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Wholly-Owned Subsidiary of any Person be considered to be a “Joint Venture” to which such Person is a party.

“Leasehold Property” means any leasehold interest of any DIP Note Party as lessee under any lease of real property.

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, restrictive covenant, easement, encumbrance or charge (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Majority-in-Interest” means holders of Company’s Capital Stock accounting for 50% or more of the voting power of all of the Capital Stock of Company.

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, properties, assets or financial condition of Company and its Subsidiaries taken as a whole; (ii) the ability of any DIP Note Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect, or enforceability against a DIP Note Party of a DIP Note Document to which it is a party; (iv) the validity, perfection or priority of a Lien in favor of Collateral Agent for the benefit of Secured Parties on the Collateral, taken as a whole, or (vi) the rights, remedies and benefits available to, or conferred upon, Collateral Agent, Purchaser or any other Secured Party under any DIP Note Document; provided that the filing and administration of the Chapter 11 Cases shall not constitute a Material Adverse Effect.

“Material Contract” means any and all contracts or other arrangements to which Company or any of its Subsidiaries is a party (other than the DIP Note Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect together with those contracts and arrangements that are otherwise listed on Schedule 4.16.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of Company and its Subsidiaries with an individual principal amount of $250,000 or more or, solely for purposes of Section 8.1(b), that, collectively with any other Indebtedness in respect of which any relevant default or other specified event has occurred, has an aggregate principal amount (or Swap Termination Value) of $500,000 or more.

“Material Real Estate Asset” means any and all of the following: (i) all fee-owned Real Estate Assets other than any Immaterial Fee-Owned Properties, (ii) any Real Estate Asset that Purchaser determines after the Closing Date, in its sole discretion, to be material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of any of Company and its Subsidiaries and designate in writing to be a “Material Real Estate Asset”, and (iii) any Real Estate Asset listed on Schedule 1.1(b).

“Monthly Testing Period” as defined in Section 5.1(z).

“Monthly Variance Report Date” as defined in Section 5.1(z).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, dead of trust, or similar instrument in form an substance reasonably acceptable to Collateral Agent.

“Mortgaged Real Estate Documents” means, with respect to each Material Real Estate Asset that is required to be subject to a Mortgage pursuant to this Agreement:

(i)one or more fully executed and notarized Mortgages encumbering such Material Real Estate Asset, in each case in proper form for recording in all appropriate places in all applicable jurisdictions;
(ii)(a) ALTA mortgagee title insurance policies or, solely to the extent that Collateral Agent in its sole discretion waives the requirement for a policy to be issued, unconditional commitments therefor, in each case issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Material Real Estate Asset (each, a “Title Policy”), each such Title Policy to be in amounts not less than the fair market value of each Material Real Estate Asset, together with a title report issued by a title company with respect thereto and dated not more than thirty days prior to the date of the applicable Mortgage, (b) copies of all documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent, and (c) evidence satisfactory to Collateral Agent that such DIP Note Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each such Material Real Estate Asset in the appropriate real estate records;
(iii)(A) a completed Flood Certificate with respect to each such Material Real Estate Asset, which Flood Certificate shall (x) be addressed to Collateral Agent and (y) otherwise comply with the Flood Program and be in form and substance satisfactory to Collateral Agent in its sole discretion; (B) if the Flood Certificate indicates that such Material Real Estate Asset is located in a Flood Zone, Company’s written acknowledgment of receipt of written notification from Collateral Agent (x) as to the existence of such Material Real Estate Asset in a Flood Zone and (y) as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program; and (C) if such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that Company has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program or, solely to the extent agreed to by Collateral Agent in its sole discretion, excluded any structures existing in such Flood Zone from any such Mortgage in a manner satisfactory to Collateral Agent in its sole discretion;
(iv)ALTA surveys of such Material Real Estate Asset (other than any Leasehold Property), certified to Collateral Agent and dated not more than thirty days prior to the date of the applicable Mortgage and otherwise in form and substance satisfactory to Collateral Agent in its sole discretion;
(v)an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgage to be recorded in such state and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; and
(vi)reports and other information, in each case in form, scope and substance satisfactory to Purchaser in its sole discretion, regarding environmental matters relating to such Material Real Estate Asset.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Natural Person” means a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to:  (i) Cash payments received by Company or any of its Subsidiaries from such Asset Sale (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment, as applicable), but only as and when so received), minus (ii) any bona fide costs and expenses incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (a) any income or gains taxes payable by Company or any of its Subsidiaries as a result of any gain recognized in connection with such Asset Sale during the tax period in which the sale occurs and sales, transfer and other similar taxes payable in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by Permitted Priority Liens (other than Pre-petition Security Interest and Primed Liens) on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) amounts deposited in escrow pursuant to the terms of the agreement governing such Asset Sale (only to the extent such proceeds remain in escrow) and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to:  (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, less any applicable taxes payable with respect thereto or (b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide costs and expenses incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including any income or gains taxes payable by Company or any of its Subsidiaries as a result of any gain recognized in connection therewith during the tax period the Cash payments or proceeds are received.

“Net Mark-to-Market Exposure” of a Person means, as of any time of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof.  As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the time of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that time).

“New Money Additional DIP Notes” as defined in Section 2.1(b)(ii).

“New Money Commitment” as defined in definition of “Commitment”.

“New Money DIP Notes” means the New Money Initial DIP Notes and the New Money Additional DIP Notes.

“New Money Initial DIP Notes” as defined in Section 2.1(b)(i).

“Non-U.S. Purchaser” as defined in Section 2.19(c).

“Notice” means a Funding Notice.

“Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several, or independent), including for the avoidance of doubt, the Guaranteed Obligations, of every nature of each DIP Note Party from time to time owed to Collateral Agent, Purchaser or any of them, under any DIP Note Document, whether for principal, interest (including interest that, but for the filing of an Insolvency Proceeding with respect to such DIP Note Party, would have accrued on any Obligation, whether or not a claim is allowed against such DIP Note Party for such interest in the related Insolvency Proceeding), fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury and any successor Governmental Authority.

“Operating Lease Liabilities” means (i) prior to the effectiveness of FASB ASC 842 as applied to any Person, all obligations of such Person that are or would be characterized as operating lease obligations of such Person in accordance with GAAP without giving effect to FASB ASC 842, and (ii) after the effective date of FASB ASC 842 as applied to any Person, all operating lease liabilities (within the meaning of FASB ASC 842) of such Person, whether or not such liabilities are required to be capitalized and reflected as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Orders” means, collectively, the Interim Order and the Final Order.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum, or articles of incorporation or organization, and its by-laws, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles of organization and its operating agreement.  In the event any term or condition of this Agreement or any other DIP Note Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means any and all present or future stamp, court, intangible, recording, filing or documentary, excise, property or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other DIP Note Document.

“Paid in Full” and “Payment in Full” mean, with respect to any or all of the Obligations that each of the following events has occurred, as applicable: (a) the payment or repayment in full in immediately available funds of (i) the principal amount of all outstanding DIP Notes, (ii) all accrued and unpaid interest, fees, premiums or other charges owing in respect of any DIP Note or Commitment or otherwise under any DIP Note Document, and (iii) all accrued and unpaid costs and expenses payable by any DIP Note Party to Collateral Agent or Purchaser pursuant to any DIP Note Document, whether or not demand has been made therefor (limited, in the case of indemnification and reimbursement claims to those claims that have been asserted by any such Person prior to such time), (b) the payment or repayment in full in immediately available funds or all other outstanding Obligations or Guaranteed Obligations other than unasserted contingent indemnification and contingent reimbursement obligations and (c) the termination in writing of all of the Commitments.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Priority Liens” means valid, enforceable, non-avoidable and perfected Liens in existence on the Petition Date (including valid Liens in existence on the Petition

Date that are perfected after the Petition Date as permitted by Section 546(b) of the Bankruptcy Code).

“Permitted Variances” means, as of each Variance Report Date, aggregate disbursements for operating disbursements of not more than 110% of the aggregate disbursement amounts for such items set forth for such Testing Period in the Approved Budget. “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Petition Date” as defined in the Recitals hereto.

“Platform” as defined in Section 10.1(b).

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the Closing Date, executed by Company and each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Post-Carve-Out Trigger Notice Cap” as defined in the definition of “Carve-Out”.

“Pre-Funding Notes” as defined in the Pre-Petition Notes Purchase Agreement.

“Pre-Funding Roll Up DIP Notes” as defined in Section 2.1(a)(ii).

“Pre-Petition Collateral” means, collectively, the “Collateral” (as defined in the Pre-Petition Note Purchase Agreement) in existence on the Petition Date and all products and proceeds thereof, in any case, securing the Pre-Petition Obligations.

“Pre-Petition Note Documents” as defined in the Recitals hereto.

“Pre-Petition Note Purchase Agent” as defined in the Recitals hereto.

“Pre-Petition Note Purchase Agreement” as defined in the Recitals hereto.

“Pre-Petition Obligations” means all “Obligations” as defined in the Pre-Petition Note Purchase Agreement.

“Pre-Petition Obligation Roll Up DIP Notes” as defined in section 2.1(a)(ii).

“Pre-Petition Security Interests” means the Liens on and security interests in the Pre-Petition Collateral securing the Pre-Petition Obligations.

“Pre-Petition Purchasers” as defined in the Recitals hereto.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), as in effect from time to time, or, if such source or rate is unavailable, any replacement or successor source or rate as determined by Purchaser.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Purchaser may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Primed Liens” as defined in Section 2.24(a)(iii).

“Professional Persons” as defined in the definition of “Carve-Out”.

“Property” means any interest (including any leasehold or similar interest) in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Cash, securities, accounts and contract rights.

“Purchaser” means the financial institution listed on the signature pages hereto as a Purchaser.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any DIP Note Party in any real property.

“Register” as defined in Section 2.6(b).

“Regulation D” means Regulation D of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Related Parties” means any of the officers, directors, employees, agents, attorneys, representatives, subsidiaries, Affiliates or shareholders of a Person.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedies Notice” as defined in Section 8.1.

“Remedies Notice Period” as defined in Section 8.1.

“Replacement Liens” as defined in the Interim Order or, following entry of the Final Order, the Final Order.

“Required Prepayment Date” as defined in Section 2.14(c).

“Restricted Junior Payment” means (i) any dividend, other distribution, or liquidation preference, direct or indirect, on account of any shares of any class of Capital Stock of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock (other than any Disqualified Capital Stock) to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding, excluding any such payment in respect of the Warrants; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any Earn Out Obligations or Seller Financing Indebtedness.

“Roll Up Commitment” as defined in the definition of “Commitment”.

“Roll Up DIP Notes” as defined in Section 2.1(a)(ii).

“S&P” means S&P Global Ratings, or any successor to its rating agency business.

“Sale Transaction” means any transaction pursuant to which (a) Company sells or disposes (in one or a series of related sales or dispositions) of all or substantially all of the assets of Company on a consolidated basis (other than inventory in the ordinary course of business), including any sale or disposition of the securities or assets of the Subsidiaries of Company, (b) Company engages in any merger, consolidation, combination or similar transaction, (in one or a series of related transactions), such that the Majority-in-Interest immediately prior to the transaction or transactions will, immediately after such transaction or transactions, no longer constitute the Majority-in-Interest, or (c) any other transaction constituting a Change of Control.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any Sanctions, including, as of the Closing Date, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. (including by OFAC, the U.S. Department of the Treasury, or the U.S. Department of State), or by the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (ii) any Person located, operating, organized or resident in a Sanctioned Country or (iii) any Person owned or controlled, directly or indirectly, by any such Person described in clause (i) or (ii) of this definition.

“Sanctions” means sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC, U.S. Department of State, or U.S. Department of Commerce, (ii) the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury of the United Kingdom, or (iii) any other relevant sanctions authority.

“Scheduled Maturity Date” as defined in definition of “DIP Notes Maturity Date”.

“Section 382 Ownership Shift” means on any day on which Company undergoes an “owner shift”, the aggregate increase in the percentage of Company’s stock owned by each “5-percent shareholder” over the lowest percentage of Company’s stock owned by such shareholder at any time during the “testing period.”  For these purposes, the terms “owner shift,” “5-percent shareholder” and “testing period,” shall have the meanings accorded them under section 382 of the Code, and this clause shall be interpreted consistently with the intent of Company and Purchaser to avoid an “ownership change” of Company, within the meaning of section 382(g)(1) of the Code.  The determination of the size of the Section 382 Ownership Shift shall be made by Purchaser in good faith and in accordance with the principles of the preceding sentence, after reasonable consultation with Company.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, including any Capital Stock and Hedge Agreements or other derivatives.

“Securities Account” means any “securities account” as defined in Article 8 of the UCC and any “commodity account” as defined in Article 9 of the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (i) is entered into among Collateral Agent, the Securities Intermediary at which the applicable Securities Account is maintained, and the DIP Note Party having rights in or to the underlying financial assets credited to or maintained in such Securities Account, and (ii) is effective for

Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Securities Account.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securities Intermediary” means any “securities intermediary” or “commodity intermediary” as such terms are defined in the UCC.

“Seller Financing Indebtedness” means any obligation or liability consisting of fixed deferred purchase price, installment payments, or promissory notes that, in each case, is issued or otherwise incurred as consideration for any acquisition of any property.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Rate DIP Note” means a DIP Note that bears interest at a rate determined by reference to Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate.”

“Subordinated Indebtedness” means any Indebtedness that is contractually or structurally subordinated in payment or lien ranking to the Obligations or related Liens.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Person or Persons (whether directors, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Superpriority Claim” as defined in Section 2.24.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include Purchaser or any Affiliate).

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed on all or part of the overall net income (whether worldwide, or only insofar as such overall net income is considered to arise in or to relate to a particular jurisdiction, or otherwise), a franchise Tax, and a branch profits Tax of that Person (and/or, in the case of Purchaser, its applicable investment office) by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of Purchaser, its investment office) is located.

“Term SOFR” means,

a)	for any calculation with respect to a SOFR Rate DIP Note, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
b)	for any calculation with respect to a Base Rate DIP Note on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate DIP Note or SOFR Rate DIP Note, a percentage per annum as set forth below for the applicable type of such DIP Note and (if applicable) Interest Period therefor:

Base Rate DIP Notes:

0.11448%

SOFR Rate DIP Notes:

Interest Period	Percentage
One Month	0.11448%
Three Months	0.26161%
Six Months	0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by BSCH in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Testing Date” as defined in Section 5.1(z).

“Testing Period” means a Weekly Testing Period or a Monthly Testing Period, as applicable.

“Title Policy” as defined in the definition of Mortgaged Real Estate Documents.

“TSA” means that certain Transaction Support Agreement, dated September 28, 2023 by and among the Debtors on the one hand and Purchaser, on the other hand, as amended, restated, amended and restated or otherwise modified from time to time in accordance therewith.

“UCC” means the Uniform Commercial Code (or any similar or equivalent statute or law) as in effect in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Purchaser” as defined in Section 2.19(c).

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of one of Exhibits E-1, E-2, E-3 or E-4, as applicable.

“U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

“Variance Report Dates” as defined in Section 5.1(aa).

“Waivable Mandatory Prepayment” as defined in Section 2.14(c).

“WARN” as defined in Section 4.19.

“Warrant Holder” means Goldman Sachs & Co. LLC.

“Warrants” means, collectively, that certain Purchase Warrant for Common Shares, dated as of February 4, 2019, as defined in the Pre-Petition Note Purchase Agreement, issued by Company to the Warrant Holder.

“Weekly Variance Report Date” as defined in Section 5.1(z).

“Wholly-Owned” means, in reference to any Subsidiary of a specified Person, that 100% of the Capital Stock of such Subsidiary (other than (x) Directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

1.2Accounting Terms, Financials Statements, Calculations, Etc.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Company to Purchaser pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.  For purposes of determining pro forma compliance with any financial covenant as of any date prior to the initial test date on which such financial covenant is to be tested hereunder, the level of any such financial covenant shall be deemed to be the covenant level for such initial test date.  Notwithstanding anything to the contrary in this Agreement, for purposes of determining compliance with any basket, test, or condition under any provision of this Agreement or any other DIP Note Document, no DIP Note Party may retroactively divide, classify, re-classify or deem or otherwise treat a historical transaction as having occurred in reliance on a basket or exception that was not available at the time of such historical transaction or if and to the extent that such basket or exception was relied upon for any later transaction.  Notwithstanding any other provision contained herein and any change in GAAP after the date hereof, any lease that would be treated as an operating lease for purposes of GAAP as of the Closing Date (whether such lease is entered into before or after the Closing Date) shall continue to be treated as an operating lease and shall not constitute Indebtedness or a Capital Lease Obligation of Company or any Subsidiary under this Agreement and the other DIP Note Documents.  When used herein, the term “financial statements” shall be construed to include all notes and schedules thereto.  Whenever the term “Company” is used in respect of a financial covenant or a related definition, it shall be construed to mean “Company and its Subsidiaries on a consolidated basis” unless the context clearly requires otherwise.  Except as otherwise provided therein, this Section 1.2 shall apply equally to each other DIP Note Document as if fully set forth therein, mutatis mutandis.

1.3Interpretation, Etc.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  Any requirement for a referenced agreement, instrument, certificate or other document to be in “substantially” the form of an Appendix, Schedule, or Exhibit hereto means that such referenced document shall be in the form of such Appendix, Schedule, or Exhibit with such modifications to such form as are approved by Purchaser, and, in the case of any Collateral Document, Collateral Agent, in each case in Collateral Agent’s sole discretion.  The words “hereof”, “hereunder”, “hereby”, and words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  The use herein of the words “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The use herein of the words “continuing”, “continuance”, “existing”, or any words of similar import or derivatives of any such words in reference to any Event of Default means that such Event of Default has not been expressly waived.  The word “will” shall be construed as having the same meaning and effect as the word “shall”.  The words “assets” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties of any relevant Person or Persons.  The terms lease and license shall be construed to include sub-lease and sub-license.  Whenever the context may require, any pronoun shall be construed to include the corresponding masculine, feminine, and neuter forms.  References to Persons include their respective permitted successors and assigns.  Except as otherwise expressly provided herein, references to statutes, legislative acts, laws, regulations, and rules shall be deemed to refer to such statutes, acts, laws, regulations, and rules as in effect from time to time, including any amendments of the same and any successor statutes, acts, laws, regulations, and rules, unless any such reference is expressly limited to refer to any statute, act, law, regulation, or rule “as in effect on” a specified date.  Except as otherwise expressly provided herein, any reference in or to this Agreement (including any Appendix, Schedule, or Exhibit hereto), any other DIP Note Document, or any other agreement, instrument, or other document shall be construed to refer to the referenced agreement, instrument, or document as assigned, amended, restated, supplemented, or otherwise modified from time to time, in each case in accordance with the express terms of this Agreement and any other relevant DIP Note Document unless such reference is expressly limited to refer to such agreement, instrument, or other document “as in effect on” a specified date.  Unless otherwise expressly stated, if a Person may not take an action under this Agreement, then it may not take that action indirectly, or take any action assisting or supporting any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Person but is intended to have substantially the same effects as the prohibited action.  Except as otherwise provided therein, this Section 1.3 shall apply equally to each other DIP Note Document as if fully set forth therein, mutatis mutandis.

1.4Rates. Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  Collateral Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the DIP Note Parties.  Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to any DIP Note Party, Purchaser or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.5Rate and Fee Basis. All per annum rates shall be calculated on the basis of a year of 360 days for actual days elapsed.
Section 2	DIP NOTES
2.1Issuance and Purchase of the DIP Notes.
(a)Authorization of DIP Notes.
(i)The Company will authorize the issue and sale of $30,000,000 Super-Priority Senior Secured Debtor-in-Possession Notes due on the DIP Notes Maturity Date.

(ii)On the Closing Date, subject to the terms and conditions hereof (including the entry and terms of the Orders and the satisfaction of the other applicable conditions precedent set forth in Section 3) and for the limited purposes set forth herein, Pre-Funding Notes in an aggregate principal amount of $3,000,000 owed to the Pre-Petition Purchaser shall be rolled-up and deemed to be DIP Notes (the “Pre-Funding Roll Up DIP Notes”) and $15,000,000 of other Pre-Petition Obligations owed to the Pre-Petition Purchaser shall be rolled-up and deemed to be DIP Notes (the “Pre-Petition Obligation Roll Up DIP Notes” and together with the “Pre-Funding Roll Up DIP Notes, “Roll Up DIP Notes”) issued by the Company to the Purchaser, and purchased by the Purchaser hereunder in respect of the Purchaser's Roll Up Commitment.
(b)Commitments; Purchase and Sale of the DIP Notes.  Subject to the terms and conditions hereof (including the entry and terms of the Orders and the satisfaction of the other applicable conditions precedent set forth in Section 3),
(i)on the Closing Date, Company agrees that it will issue and sell to Purchaser, and Purchaser agrees that it will purchase from Company, DIP Notes in an aggregate original principal amount equal to $9,000,000 of Purchaser’s New Money Commitment (the “New Money Initial DIP Notes”); and
(ii)on any Additional DIP Notes Closing Date, Company agrees that it will issue and sell to Purchaser, and Purchaser agrees that it will purchase from Company, DIP Notes in an aggregate original principal amount up to Purchaser's New Money Commitment less the amount of New Money Initial DIP Notes purchased by Purchaser (the “New Money Additional DIP Notes”).
(c)Each DIP Note shall be in substantially the form of Super-Priority Senior Secured Debtor-in-Possession Note attached hereto as Exhibit J-1 or Exhibit J-2, as applicable, appropriately completed in conformity herewith, the purchase price for which shall be such original principal amount.

Subject to Section 2.13, all amounts owed hereunder shall be Paid in Full no later than the DIP Notes Maturity Date.

(d)Funding Mechanics.  For the Roll Up DIP Notes and the New Money Initial DIP Notes, Company shall deliver to Purchaser a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least one Business Day prior to the Closing Date (or such later time as may be consented to by Purchaser). For the New Money Additional DIP Notes, Company shall deliver to Purchaser a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least three (3) Business Days prior to the Closing Date (or such later time as may be consented to by Purchaser) in the case of A SOFR Rate DIP Note and at least one Business Day prior to the Closing Date (or such later time as may be consented to by Purchaser) in the case of a Base Rate DIP Note.
(e)[Reserved].
(f)In no event shall Company request the purchase of, and Purchaser shall not be required to purchase, any DIP Note (whether under Section 2.1(a)(i) or Section 2.1(a)(ii)) in an aggregate principal amount greater than the amount approved by the Bankruptcy Court pursuant to the Interim Order or, when applicable, the Final Order.
2.2 Issuance of the DIP Notes.  The DIP Notes will be delivered to Purchaser in physical form and shall be issued in its name or the name of its nominee on the Closing Date or date of purchase, as applicable. Each of Purchaser’s New Money Commitment and Roll Up Commitment shall (x) automatically and permanently be reduced by the amount of each applicable DIP Note issued hereunder, and (y) terminate immediately and without further action by any Person on the DIP Notes Maturity Date. Subject to Section 2.13, all amounts owed hereunder with respect to the DIP Notes shall be Paid in Full no later than the DIP Notes Maturity Date.
2.3[Reserved].
2.4[Reserved].
2.5Use of Proceeds.
(a)The Company shall use the proceeds of the DIP Notes for only the following purposes, in each case, in accordance with (i) the Orders and (ii) the Approved Budget (subject to the Permitted Variances): (A) for working capital and general corporate purposes of the Debtors, (B) to pay interest, premiums, fees and expenses payable hereunder and under the other DIP Note Documents, (C) to pay administration and restructuring costs and professional fees and expenses of the Debtors related solely to the Chapter 11 Cases, (D) to pay the transaction costs associated with the execution of the DIP Note Documents, including but not limited to the costs and expenses pursuant to Section 10.2, (E) solely with respect to the Roll Up DIP Notes, to effectuate the roll-up of Pre-Petition Obligations under Section 2.1(a)(ii) and (F) to make adequate protection payments as set forth in the Orders.
(b)Notwithstanding anything to the contrary in this Agreement, no proceeds of the DIP Notes or the Carve-Out may be used by any DIP Note Party in any manner to:
(i)request authorization to obtain post-petition loans or other financial accommodations pursuant to Section 364(c) or (d) of the Bankruptcy Code or otherwise, other than from the Collateral Agent or Purchaser, unless the proceeds of such loans or accommodations are or will be sufficient, and will be used, to indefeasibly pay in full in Cash all Obligations, the Pre-Petition Obligations;
(ii)pay any expenses, other than the amounts set forth in the Approved Budget (subject to the Permitted Variances) or the Carve-Out;
(iii)object, contest or raise any defense to the validity, perfection, priority, extent or enforceability of any amount due under, or the Liens or security interests granted under, the DIP Note Documents or Pre-Petition Note Documents;
(iv)investigate, initiate, assert, join or prosecute any claims or defenses or commence any cause of action against (A) Collateral Agent, Purchaser or any of their respective Related Parties under or relating to this Agreement or any other DIP Note

Document or (B) the Pre-Petition Note Purchase Agent, the Pre-Petition Purchaser or any of their respective Related Parties under or relating to the Pre-Petition Note Documents;
(v)prevent, hinder or delay, whether directly or indirectly, Collateral Agent’s assertion or enforcement of its Liens on the Collateral, or its efforts to realize upon any Collateral under the DIP Note Documents or exercise any other rights and remedies under the DIP Note Documents or applicable law;
(vi)other than to the extent authorized by the Bankruptcy Court and as set forth in the Approved Budget (subject to the Permitted Variances), pay any claim of any creditor in the Chapter 11 Cases without the prior written consent of Purchaser; or
(vii)sell or otherwise dispose of Collateral, unless otherwise permitted by the Orders or by this Agreement, without the consent of  Purchaser.
(c)No portion of the proceeds of any DIP Notes shall be used in any manner that causes or might cause such DIP Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, or any other regulation thereof or to violate the Exchange Act.
2.6Evidence of Debt; Register; Replacement of DIP Notes.
(a)Purchaser’s Evidence of Debt.  Purchaser shall maintain on its internal records an account or accounts evidencing the Obligations of Company to Purchaser, including the amounts of the DIP Notes held by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any applicable DIP Notes; and provided further, in the event of any inconsistency between the Register and Purchaser’s records, the recordations in the Register shall govern.
(b)Register.  Company(or an agent or sub-agent appointed by it) shall maintain at its principal executive office a register for the recordation of the names and addresses of Purchaser and principal amounts (and stated interest) of the DIP Notes owing to, Purchaser pursuant to the terms hereof from time to time (the “Register”).  The Register shall be available for inspection by Purchaser (with respect to (i) any entry relating to Purchaser’s DIP Notes) any reasonable time and from time to time upon reasonable prior notice.  Company shall record, or shall cause to be recorded, in the Register the DIP Notes in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the DIP Notes; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company’s Obligations in respect of any DIP Note.
(c)Replacement of DIP Notes.  Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any DIP Note, and (x) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such DIP Note is, or is a nominee for, Purchaser party hereto on the Closing Date, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (y) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter Company at its own expense shall execute and deliver, in lieu thereof, a new DIP Note to Purchaser, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated DIP Note or dated the date of such lost, stolen, destroyed or mutilated DIP Note if no interest shall have been paid thereon.
2.7Interest on DIP Notes.
(a)Except as otherwise set forth herein, each DIP Note shall bear interest on the unpaid principal amount thereof from the date issued and sold through the date of repayment (whether by acceleration or otherwise) thereof as follows:
(i)if a Base Rate DIP Note, at the Base Rate plus the Applicable Margin; or
(ii)if a SOFR Rate DIP Note, at the Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin;
(b)The basis for determining the rate of interest with respect to any DIP Note, and the Interest Period with respect to any SOFR Rate DIP Note shall be selected by Company and notified to Collateral Agent and Purchaser pursuant to the applicable Funding Notice.
(c)In connection with SOFR Rate DIP Notes, there shall be no more than three Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate DIP Note or a SOFR Rate DIP Note in the applicable Funding Notice, such DIP Note (if outstanding as a SOFR Rate DIP Note) will be automatically continued as a SOFR Rate DIP Note with a one-month Interest Period on the last day of the then current Interest Period for such DIP Note (or if outstanding as a Base Rate DIP Note will remain as, or (if not then outstanding) will be made as, a SOFR Rate DIP Note with a one-month Interest Period). In the event Company fails to specify an Interest Period for any SOFR Rate DIP Note in the applicable Funding Notice, (or fails to deliver a Funding Notice at the end of an Interest Period), Company shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Collateral Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Rate DIP Notes for which an interest rate is then being determined for the applicable Interest Period and will promptly give notice thereof to Company and Purchaser.
(d)Interest payable pursuant to Section 2.7(a) shall be computed on the basis of a three hundred sixty-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any DIP Note, the date of the issuance and sale of such DIP Note or the Interest Payment Date, or with respect to a Base Rate DIP Note being converted from a SOFR Rate DIP Note, the date of conversion of such SOFR Rate DIP Note to such Base Rate DIP Note, as the case may be shall be included, and the date of payment of such DIP Note or the expiration date of an Interest Period applicable to such DIP Note or, with respect to a Base Rate DIP Note being converted to a SOFR Rate DIP Note, the date of conversion of such Base Rate DIP Note to such SOFR Rate DIP Note, as the case may be, shall be excluded; provided, if a DIP Note is repaid on the same day on which it is made, one day’s interest shall be paid on that DIP Note.
(e)Except as otherwise set forth herein, interest on each DIP Note (i) shall accrue on a daily basis and shall be paid in kind by capitalizing the amount of such interest accrued and adding such accrued amounts to the principal balance of the New Money DIP Notes (ratably among the New Money DIP Notes held by Purchaser) (the principal amount of the DIP Notes arising as a result of the capitalization of interest pursuant to this sentence, being referred to herein as “PIK Principal”), on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in Cash in arrears upon any prepayment of that DIP Note, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in Cash in arrears at maturity of the DIP Notes, including final maturity of the DIP Notes. For the avoidance of doubt, PIK Principal shall thereafter constitute principal and bear interest in accordance with Section 2.7(a) and otherwise be treated as DIP Notes for purposes of this Agreement. Any reference in this Agreement or any DIP Note Document to the DIP Notes or the outstanding principal balance of the DIP Notes shall include all PIK Principal that has not been repaid or prepaid in accordance with the terms of this Agreement. For the avoidance of doubt, PIK Principal shall be pari passu with and shall constitute a portion of the DIP Notes for all purposes hereunder or under any other DIP Note Document, and the outstanding principal balance of PIK Principal shall be due and payable in Cash on the DIP Note Maturity Date (unless otherwise agreed to in writing by Purchaser).
(f)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other DIP Note Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other DIP Note Document. The Collateral Agent will promptly notify the Company and Purchaser of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR
2.8[Reserved]
2.9Default Interest.  Upon the occurrence and during the continuance of an Event of Default, (a) the principal amount of all Base Rate DIP Notes outstanding and, to the extent permitted by applicable law, any interest payments on such Base Rate DIP Notes, and any fees or other amounts (other than the principal amount of the SOFR Rate DIP Notes or any interest accrued thereon) owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate DIP Notes and (b) at the revocable election of the Collateral Agent or Purchaser any time after the occurrence of such Event of Default, either (i) all DIP Notes that constitute SOFR Rate DIP Notes shall be converted to Base Rate DIP Notes (irrespective of whether the Interest Period in effect at the time of such conversion has expired) and thereupon shall become Base Rate DIP Notes, or (ii) the principal amount of such SOFR Rate DIP Notes outstanding and, to the extent permitted by applicable law, any interest payments on such SOFR Rate DIP Notes, shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable SOFR Rate DIP Notes. Payment or acceptance of (x) the increased rates of interest provided for in this Section 2.9 or (y) any amount of interest that is less than the amount due, in each case is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Purchaser.

2.10Fees.  Company agrees to pay to Purchaser a commitment fee equal to 2.00% of the Commitments of Purchaser, which commitment fee is fully earned, due and payable on the Closing Date and shall be paid in kind and automatically capitalized and added to the outstanding principal of the New Money DIP Notes on the Closing Date.
2.11Scheduled Payments.  To the extent not previously paid, the DIP Notes, together with all other amounts owed hereunder with respect thereto, shall, be Paid in Full in cash (or as otherwise agreed to in writing by Purchaser) no later than the DIP Notes Maturity Date.
2.12[Reserved]
2.13Mandatory Prepayments.
(a)Asset Sales.  No later than the third Business Day following the date of receipt by any DIP Note Party or any of its Subsidiaries of any Net Asset Sale Proceeds, the DIP Note Parties shall remit 100% of such Net Asset Sale Proceeds to Collateral Agent to prepay the DIP Notes and/or permanently reduce the DIP Note Commitments as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds.
(b)Insurance/Condemnation Proceeds.  No later than the third Business Day following the date of receipt by any DIP Note Party or any of its Subsidiaries, or Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds (it being understood that such Net Insurance/Condemnation Proceeds shall be deposited into a Controlled Account within one Business Day following receipt thereof), Company shall prepay the DIP Notes as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds.
(c)[Reserved].
(d)Issuance of Debt. On the date of receipt by any DIP Note Party or any of its Subsidiaries of any Cash proceeds (it being understood that any such Cash proceeds shall be deposited into a Controlled Account within one Business Day following receipt thereof) from the incurrence of any Indebtedness of any DIP Note Party or any of its Subsidiaries, excluding any Cash proceeds received with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, Company shall prepay the DIP Notes as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.
(e)[Reserved].
(f)[Reserved].

(g)Extraordinary Receipts.  No later than three (3) Business Days following receipt by Company or any of its Subsidiaries of any Extraordinary Receipts (it being understood that such Extraordinary Receipts shall be deposited in a Controlled Account within one (1) Business Day following the receipt thereof) in excess of $250,000 in the aggregate in any trailing twelve month period, Company shall prepay DIP Notes as set forth in Section 2.14(b) in the amount of such excess Extraordinary Receipts.
(h)[reserved]
(i)Prepayment Certificate.  Concurrently with any prepayment of the DIP Notes pursuant to Sections 2.13(a), 2.13(b) and 2.13(g), Company shall deliver to Purchaser a certificate of a Chief Financial Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Purchaser under any of the DIP Note Documents, if any, as the case may be.  In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the DIP Notes in an amount equal to such excess, and Company shall concurrently therewith deliver to Purchaser a certificate of a Chief Financial Officer demonstrating the derivation of such excess.
2.14Application of Prepayments/Reductions.
(a)[Reserved].
(b)Application of Prepayments.  Any mandatory prepayment of any DIP Notes pursuant to Section 2.13 shall be applied as follows:

first, to the payment of all fees other than any premium, and all expenses specified in Section 10.2, in each case to the full extent thereof;

second, to the payment of any accrued interest at the Default Rate, if any;

third, to the payment of any accrued interest (other than Default Rate interest);

fourth, to the payment of the applicable premium, if any, on any DIP Note;

fifth, except in connection with any Waivable Mandatory Prepayment as provided in Section 2.14(c), to prepay the Roll Up DIP Notes on a pro rata basis (in accordance with the respective outstanding principal amounts thereof);

and sixth, except in connection with any Waivable Mandatory Prepayment as provided in Section 2.14(c), to prepay the Roll Up DIP Notes on a pro rata basis (in accordance with the respective outstanding principal amounts thereof);

seventh, to payment of any remaining Obligations then due and payable.

(c)Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment

(a “Waivable Mandatory Prepayment”) of the DIP Notes, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify  Purchaser of the amount of such prepayment and Purchaser’s option to elect not to receive such Waivable Mandatory Prepayment.  Purchaser may exercise such option by giving written notice to Company of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that if Purchaser does not notify Company of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date, Purchaser shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, Company shall pay to Collateral Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied to Purchaser, if Purchaser has elected not to exercise such option, to prepay the DIP Notes of Purchaser, and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.
2.15General Provisions Regarding Payments.
(a)All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Purchaser not later than 12:00 p.m. (New York City time) on the date due by wire transfer to an account designated by Purchaser in writing (as may be updated by Purchaser from time to time).  For purposes of computing interest and fees, funds received by Purchaser after that time on such due date shall be deemed to have been paid by Company on the next Business Day.
(b)All payments in respect of the principal amount of any DIP Note shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payment received in respect of any DIP Note on a date when interest or premium is due and payable with respect to such DIP Note) shall be applied to the payment of interest and premium then due and payable before application to principal.
(c)[Reserved].
(d)[Reserved].
(e)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
(f)[Reserved].
(g)Purchaser shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment.  Any such payment shall not be deemed to have been received by Purchaser until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is Paid in Full.
(h)If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by Collateral Agent hereunder or under any Collateral Document in respect of any of the Obligations, including all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as Collateral Agent and not as Purchaser) and all advances made by Collateral Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of the principal, accrued and unpaid interest (including interest accrued at the Default Rate) and fees owing with respect to the DIP Notes for the benefit of Purchaser; third, to the extent of any excess of such proceeds, to the payment of all other Obligations for the benefit of Purchaser; and fourth to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
2.16[Reserved]
2.17Making or Maintaining SOFR Rate DIP Notes.
(a)Changed Circumstances/Temporary Adjusted Term SOFR Unavailability.  Subject to clause (b) below, if, on or prior to the first day of any Interest Period for any SOFR Rate DIP Note:

(i)Collateral Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)the Purchaser determines that for any reason in connection with any request for a SOFR Rate DIP Note that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate DIP Note does not adequately and fairly reflect the cost to Purchaser of making and maintaining such DIP Note, and Purchaser has provided notice of such determination to Collateral Agent,

Collateral Agent will promptly so notify Company and Purchaser.

Upon notice thereof by Collateral Agent to Company, any obligation of Purchaser to make SOFR Rate DIP Notes shall be suspended (to the extent of the affected SOFR Rate DIP Notes or affected Interest Periods) until Collateral Agent (with respect to clause (ii), at the instruction of Purchaser)

revokes such notice. Upon receipt of such notice, (i) Company may revoke any pending request for a borrowing of SOFR Rate DIP Notes (to the extent of the affected SOFR Rate DIP Notes or affected Interest Periods). Subject to clause (b), if Collateral Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate DIP Notes shall be determined by Collateral Agent without reference to clause (iii) of the definition of “Base Rate” until Collateral Agent revokes such determination.

(b)Benchmark Replacement
(i)Notwithstanding anything to the contrary herein or in any other DIP Note Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any DIP Note Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other DIP Note Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any DIP Note Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Purchaser without any amendment to, or further action or consent of any other party to, this Agreement or any other DIP Note Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other DIP Note Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other DIP Note Document.
(iii)Notices; Standards for Decisions and Determinations. Collateral Agent will promptly notify the Company and Purchaser of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Collateral Agent will promptly notify the Company and Purchaser of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.17 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Collateral Agent or, if applicable, Purchaser pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other DIP Note Document, except, in each case, as expressly required pursuant to this Section 2.17.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other DIP Note Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any pending request for a SOFR Rate DIP Note to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(c)Illegality or Impracticability of SOFR Rate DIP Notes.  In the event that on any date Purchaser shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Collateral Agent) that the issuing or maintaining of its SOFR Rate DIP Notes (i) has become unlawful as a result of compliance by Purchaser in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof that materially and adversely affect the ability of  Purchaser to issue or maintain its SOFR Rate DIP Notes, then, and in any such event,  Purchaser shall be an “Affected Purchaser” and Affected Purchaser shall on that day give written or telephonic (promptly confirmed in writing) notice to the Company and Collateral Agent of such determination. Thereafter (1) the obligation of Affected Purchaser to make DIP Notes as or convert DIP Notes to SOFR Rate DIP Notes shall be suspended until such notice shall be withdrawn by Affected Purchaser, (2) to the extent such determination by Affected Purchaser relates to a SOFR Rate DIP Note then being requested by Company pursuant to a Funding Notice, Affected Purchaser shall make such DIP Note as a Base Rate DIP Note, (3) Affected Purchaser’s obligation to maintain its outstanding SOFR Rate DIP Notes (the “Affected DIP Notes”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected DIP Notes or when required by law, and (4) the Affected DIP Notes shall automatically convert into Base Rate DIP Notes on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by Affected Purchaser as described above relates to a SOFR Rate DIP Note then being requested by Company pursuant to a Funding Notice, Company shall have the option, subject to the provisions of Section 2.17(d), to rescind such Funding Notice as to Purchaser by giving written or telephonic (promptly confirmed in writing) notice to Collateral Agent of such rescission on the date on which Affected Purchaser gives notice of its determination as described above. For the avoidance of doubt, the interest rate on which Base Rate DIP Notes shall, if necessary to avoid such illegality, be determined by Collateral Agent without reference to clause (iii) of the definition of “Base Rate”, in each case, until Affected Purchaser notifies Collateral Agent and Company that the circumstances giving rise to such determination no longer exist.
(d)Compensation for Breakage or Non-Commencement of Interest Periods.  Company shall compensate Purchaser, upon written request by Purchaser (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by Purchaser to lenders of funds borrowed by it to make or carry its SOFR Rate DIP Notes and any loss, expense or liability sustained by Purchaser in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which Purchaser may sustain: (i) if for any reason (other than a default by Purchaser) a borrowing of any SOFR Rate DIP Note does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing; (ii) if any prepayment or other principal payment of any of its SOFR Rate DIP Note occurs on any day other than the last day of an Interest Period applicable to that DIP Note (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its SOFR Term DIP Note is not made on any date specified in a notice of prepayment given by Company.
(e)Booking of SOFR Rate DIP Notes.  Purchaser may make, carry or transfer SOFR Rate DIP Notes at, to, or for the account of any of its branch offices or the office of an Affiliate of Purchaser.
2.18Increased Costs; Capital Adequacy.
(a)Compensation For Increased Costs and Taxes.  Subject to and without duplication of the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that Purchaser shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects Purchaser (or its applicable investment office) or any company controlling Purchaser to any additional Tax (other than any Tax on the overall net income of such Person or any other Tax for which additional amounts are specifically not payable under Section 2.19 below) with respect to this Agreement or any of the other DIP Note Documents or any of its obligations hereunder or thereunder, any payments to Purchaser (or its applicable investment office) of principal, interest, fees or any other amount payable hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Purchaser or any company controlling Purchaser; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Purchaser (or its applicable investment office) or any company controlling Purchaser or Purchaser’s obligations hereunder or the ability of Purchaser to make or maintain its SOFR Rate DIP Notes; and the result of any of the foregoing is to increase the cost to Purchaser of agreeing to purchasing, holding or maintaining DIP Notes hereunder or to reduce any amount received or receivable by Purchaser (or its applicable investment office) with respect thereto; then, in any such case, Company shall promptly pay to Purchaser, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Person in its sole discretion shall determine) as may be necessary to compensate such Person for any such increased cost or reduction in amounts received or receivable hereunder.  Purchaser shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Person under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy and Liquidity Adjustment.  In the event that Purchaser shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any Change in Law regarding capital adequacy or liquidity, or (B) compliance by Purchaser (or its applicable investment office) or any company controlling Purchaser with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of Purchaser or any company controlling Purchaser as a consequence of, or with reference to, Purchaser’s DIP Notes or other obligations hereunder with respect to the DIP Notes to a level below that which Purchaser or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of Purchaser or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by Company from Purchaser of the statement referred to in the next sentence, Company shall pay to Purchaser such additional amount or amounts as will compensate Purchaser or such controlling company on an after-tax basis for such reduction. Purchaser shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Purchaser under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(c)Delay in Requests.  Failure or delay on the part of Purchaser to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of Purchaser’s right to demand such compensation; provided that Company shall not be required to compensate Purchaser pursuant to this Section 2.18 for any increased costs incurred or reductions suffered more than nine months prior to the date that Purchaser notifies Company of the Change in Law giving rise to such increased costs or reductions, and of Purchaser’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.19Taxes; Withholding, Etc.
(a)Payments to Be Free and Clear.  All sums payable by or on behalf of any DIP Note Party hereunder and under the other DIP Note Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of Purchaser).
(b)Withholding of Taxes.  If any DIP Note Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any DIP Note Party to Purchaser under any of the DIP Note Documents: (i) Company shall notify Purchaser of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company or any other Person (acting as a withholding agent) shall pay or cause to be paid any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any DIP Note Party) for its own account or (if that liability is imposed on Purchaser, as the case may be) on behalf of and in the name of Purchaser; (iii) unless otherwise provided in this Section 2.19 (other than a Tax on the “overall net income” of Purchaser) the sum payable by such DIP Note Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any such withholding Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19), Purchaser, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any such Tax that it is required by clause (ii) above to pay, Company shall deliver to Purchaser evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, with respect to any U.S. federal withholding tax  (including any withholding tax imposed under FATCA), no such additional amount shall be required to be paid to Purchaser under clause (iii) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof, in respect of payments to Purchaser; provided that additional amounts shall be payable to Purchaser to the extent that Purchaser’s transferor was entitled to receive such additional amounts.
(c)Evidence of Exemption From U.S. Withholding Tax.  If Purchaser is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “Non-U.S. Purchaser”), then Purchaser shall, to the extent Purchaser is legally entitled to do so, deliver to Company, on or prior to the Closing Date, and at such other times as may be necessary in the determination of Company (in the reasonable exercise of its discretion), (i) two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by Purchaser, and such other documentation required under the Code and reasonably requested by Company to establish that Purchaser is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to Purchaser of principal, interest, fees or other amounts payable under any of the DIP Note Documents, or (ii) if Purchaser is not a “bank” or other Person described in Section 881(c)(3) of the Code, a U.S. Tax Compliance Certificate together with two copies of Internal Revenue Service Form W-8BEN, W-

8BEN-E or W-8IMY (or, in each case, any successor form), properly completed and duly executed by Purchaser, and such other documentation required under the Code and reasonably requested by Company to establish that Purchaser is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to Purchaser of interest payable under any of the DIP Note Documents.  If Purchaser is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a “U.S. Purchaser”), then Purchaser shall deliver to Company on or prior to the Closing Date, two copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by Purchaser, certifying that such U.S. Purchaser is entitled to an exemption from U.S. backup withholding tax, or otherwise prove that it is entitled to such an exemption.  If Purchaser required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 2.19(c), Purchaser hereby agrees, from time to time after the initial delivery by Purchaser of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that Purchaser shall promptly deliver to Company two new copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY, and/or W-9 (or, in any case, any successor form), or a U.S. Tax Compliance Certificate and two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, or W-8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by Purchaser, and such other documentation required under the Code and reasonably requested by Company to confirm or establish that Purchaser is not subject to deduction or withholding of U.S. federal income tax with respect to payments to Purchaser under the DIP Note Documents, or notify Company of its inability to deliver any such forms, certificates or other evidence.  Notwithstanding anything to the contrary, Company shall not be required to pay any additional amount to Purchaser under Section 2.19(b) if Purchaser shall have failed to deliver the forms, certificates or other evidence required by this Section 2.19(c).
(d)FATCA.  Notwithstanding anything to the contrary therein, Company shall not be required to pay any additional amount pursuant to Section 2.19(b) with respect to any U.S. federal withholding tax imposed under FATCA.  If a payment made to Purchaser under any DIP Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Purchaser shall deliver to Company at the time or times prescribed by law and at such time or times reasonably requested by Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Company as may be necessary for Company to comply with their obligations under FATCA and to determine that Purchaser has complied with Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the preceding sentence of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.
(e)Payment of Other Taxes by Company.  Without limiting the provisions of Section 2.19(b), Company shall timely pay to the relevant Governmental Authorities in accordance with applicable law or, at the option of Purchaser timely reimburse it for the payment of, all Other Taxes.

(f)Indemnification by DIP Note Parties. DIP Note Parties shall jointly and severally indemnify Purchaser for the full amount of Taxes for which additional amounts are required to be paid pursuant to Section 2.19(b) arising in connection with payments made under this Agreement or any other DIP Note Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) paid or payable by Purchaser or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any DIP Note Party shall be conclusive absent manifest error. Such payment shall be due within ten days of such DIP Note Party’s receipt of such certificate.
(g)[Reserved].
(h)Evidence of Payments.  As soon as practicable after any payment of Taxes by any DIP Note Party to a Governmental Authority pursuant to this Section 2.19, such DIP Note Party shall deliver to Purchaser the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Purchaser.
(i)Survival.  Each party’s obligations under this Section 2.19 shall survive any assignment of rights by, or the replacement of, Purchaser, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any DIP Note Document.
2.20Obligation to Mitigate.  Purchaser agrees that, if Purchaser requests payment under Section 2.18 or 2.19, then Purchaser will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts to hold or maintain its DIP Notes, through another office of Purchaser if, as a result thereof, the additional amounts payable to Purchaser pursuant to Section 2.18 or 2.19, as the case may be, in the future would be eliminated or reduced and if, as determined by Purchaser in its sole discretion, the purchasing, holding or maintaining of such DIP Notes through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such DIP Notes or the interests of Purchaser; provided, Purchaser will not be obligated to utilize such other office pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by Purchaser as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by Purchaser to shall be conclusive absent manifest error.
2.21[Reserved].
2.22[Reserved].
2.23Representations and Warranties by Purchaser.  Purchaser hereby represents and warrants to Company as follows:
(a)Organization and Qualification.  Purchaser is a corporation, limited partnership or limited liability company, in either case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of Purchaser for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the DIP Note Parties, this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles.
(b)Investor Status. It (i) is an “accredited investor”, as that term is defined in Regulation D under the Securities Act, (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of the DIP Notes from Company and the suitability thereof for Purchaser, (iii) is a sophisticated purchaser with respect to the purchase of the DIP Notes, (iv) is able to bear the economic risk associated with the purchase of the DIP Notes, (v) has had an opportunity to ask questions of the principal officers and representatives of Company and to obtain any additional information necessary to permit an evaluation of the benefits and risks associated with the investment made hereby, (vi) has been provided adequate information concerning the business and financial condition of Company to make an informed decision regarding the purchase of the DIP Notes, (vii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement, (viii) has independently and without reliance upon Company, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon Company’s express representations and warranties in this Agreement and other DIP Note Documents, and (ix) is not an “affiliate” (as that term is defined in Rule 405 promulgated under the Securities Act) of Company or any of the Guarantors.
(c)Investment for Own Account. Purchaser is purchasing the DIP Notes for investment for its own account, not as a nominee or agent, and not with a view towards the sale or distribution or public offering of any part thereof in violation of applicable securities laws of the United States or any state thereof. Purchaser acknowledges there are restrictions on its ability to resell the DIP Notes under applicable securities laws.
(d)Transfer Restrictions. Purchaser understands that the offering and sale of the DIP Notes by Company will not be registered under the Securities Act or any state securities laws, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws and that the DIP Notes may only be resold if they are subsequently registered under the Securities Act and such laws or a disposition or transfer thereof is exempt from registration; Company has no obligation to register the resale of the DIP Notes; and there is no existing public or other market for the DIP Notes nor is any such market expected to develop. Purchaser understands that any certificate representing the DIP Notes that are issued to Purchaser may bear, in Company’s discretion, the following restrictive legend and will be restricted from transfer in accordance with such legend:

“The sale of this Senior Secured DIP Note has not been and will not be registered under the United States Securities Act 1933 (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States. The holder hereof, by purchasing or otherwise acquiring this security, acknowledges that the sale of this security has not been registered under the Securities Act. The holder agrees for the benefit of Company, any distributors or dealers and any such persons’ affiliates that this security may be offered, resold, pledged or otherwise transferred only in compliance with the Securities Act and any applicable state securities laws and only (1) pursuant to Rule 144 under the Securities Act or (2) pursuant to another exemption from registration under the Securities Act, and in each case in accordance with any applicable securities laws of the states of the United States and other jurisdictions.”

2.24Priority and Liens
(a)Each of the DIP Note Parties hereby covenants and agrees that upon the entry of, and subject to, the Interim Order (and, when entered, the Final Order) and subject to the Carve-Out in all respects, the Obligations:
(i)pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed super-priority administrative expense claim in the Chapter 11 Cases, subject only to the Carve-Out and having priority over any and all other administrative expenses, diminution claims and all other priority claims against Company, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all other administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under Sections 105, 328, 330, 331, 365, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 of the Bankruptcy Code (the “Superpriority Claim”), which allowed Superpriority Claim shall be payable from and have recourse to all pre- and post-petition property of the Debtors, including all cash and cash equivalents, and all proceeds thereof; including, without limitation, but subject to entry of the Final Order, any Avoidance Actions Proceeds (defined below);
(ii)pursuant to Section 364(c)(2) of the Bankruptcy Code, shall be secured by valid, binding, continuing, enforceable, fully perfected first priority Liens on all Collateral to the extent that such Collateral was not subject to Permitted Priority Liens; it being agreed that such Collateral shall not include claims and causes of action under Sections 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code, but shall, subject to entry of the Final Order by the Bankruptcy Court, include the proceeds thereof (the “Avoidance Action Proceeds”);
(iii)pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by valid, binding, continuing, enforceable, fully perfected first priority senior priming Liens on all Collateral, which Liens shall be senior to the Liens securing the Pre-Petition Security Interests and any Liens to which the Pre-Petition Security Interests are senior or rank pari passu (the “Primed Liens”), subject, in each case, only to Permitted Priority Liens (other than the Pre-Petition Security Interests and the Primed Liens) and the Carve-Out; and

(iv)pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by valid, binding, continuing, enforceable, fully-perfected, junior Liens on all Collateral, subject to Permitted Priority Liens (other than the Pre-Petition Security Interests and the Primed Liens) and the Carve-Out.
(b)The relative priorities of the Liens described in this Section 2.24 with respect to the Collateral shall be as set forth in the Orders and the Collateral Documents. In accordance with the Orders, all of the Liens described in this Section 2.24 shall be effective and perfected upon entry of the Orders, without the necessity of the execution, recordation or filings by the DIP Note Parties of security agreements, control agreements, financing statements, mortgages or other similar documents or the possession or control by the Collateral Agent of, or over, any Collateral, as set forth in the Orders.  For the avoidance of doubt and notwithstanding the foregoing, with respect to Avoidance Action Proceeds, any Superpriority Claims and Liens as set forth above or in the Collateral Documents shall, in each case, be subject to the entry (and terms) of the Final Order.
Section 3	CONDITIONS PRECEDENT
3.1Closing Date.  The obligation of Purchaser to enter into this Agreement and to purchase the New Money Initial DIP Notes and Roll Up DIP Notes on the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:
(a)DIP Note Documents.  Purchaser shall have received sufficient copies of this Agreement, DIP Notes in the form of Exhibit J-1 and Exhibit J-2, the Pledge and Security Agreement and each other DIP Note Document to be dated as of the Closing Date, in each case as Purchaser shall request, in form and substance satisfactory to Purchaser, and executed and delivered by each applicable DIP Note Party and each other Person party thereto.
(b)Organizational Documents; Incumbency.  Purchaser shall have received in respect of each DIP Note Party (i) copies of each Organizational Document as Purchaser shall request, in each case certified by an Authorized Officer of such DIP Note Party and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such DIP Note Party executing any DIP Note Documents to which it is a party; (iii) resolutions of the Board of Directors of each DIP Note Party approving and authorizing the execution, delivery and performance of this Agreement and the other DIP Note Documents, in each case, to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an appropriate Authorized Officer as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of such DIP Note Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business to the extent the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, each dated a recent date prior to the Closing Date; and (v) such other documents as Purchaser may reasonably request.

(c)Organizational and Capital Structure.  The organizational structure and capital structure of Company and its Subsidiaries, shall be as set forth on Schedule 4.1 and 4.2.  The Section 382 Ownership Shift (as of Company’s last “owner shift”) shall not exceed 46 percent; provided that this shall be determined without taking into account the issuance of, amendment to, or exercise of the Warrants.  For the avoidance of doubt, with regard to this Section 3.1(c) and Section 6.21, the parties acknowledge that any amendment to the Warrants will not constitute an issuance of stock.
(d)First Day Orders.  Collateral Agent and Purchaser shall have received reasonably satisfactory evidence of the entry of orders approving all “first day” motions (including any motions related to cash management or any critical vendor or supplier motions), which motions and orders shall, in each case, be in form and substance reasonably satisfactory to Purchaser.
(e)Interim Order.  (i) The Interim Order shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not have been vacated, stayed, modified or amended in any respect without the prior written consent of Purchaser, and (ii) the DIP Note Parties shall be in compliance with the terms of the Interim Order in all respects.
(f)[Reserved]
(g)[Reserved]
(h)Governmental Authorizations and Consents.  Each DIP Note Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the DIP Note Documents to occur on or prior to the Closing Date (including the entering into of the DIP Note Documents to be delivered on the Closing Date) and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Purchaser.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the DIP Note Documents to occur on or prior to the Closing Date or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(i)Approved Budget. Collateral Agent shall have received the Approved Budget, together with a certificate of an Authorized Officer of Company certifying that such Approved Budget presents, in all material respects, on a pro forma basis, the projected financial operations and disbursements of the DIP Note Parties for the period specified therein and such forecasts in the view of the management of the DIP Note Parties are based upon reasonable assumptions and other information available to the DIP Note Parties as of the Petition Date.
(j)Personal Property Collateral.  In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected security interest described in, and with the priority provided in, Section 2.24, in the personal property Collateral, each DIP Note Party shall have delivered to Collateral Agent:

(i)evidence satisfactory to Collateral Agent of the compliance by each DIP Note Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts , in each case, to the extent provided therein);
(ii)evidence that each DIP Note Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including an Intercompany Note) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.
(k)[Reserved]
(l)[Reserved]
(m)[Reserved]
(n)[Reserved]
(o)Fees.  Company shall have paid to Collateral Agent and all expenses payable pursuant to Section 10.2 or otherwise required to be paid or reimbursed to the Collateral Agent and Purchaser, including all reasonable and documented out-of-pocket fees or legal counsel, financial advisors and other professionals to the Collateral Agent and Purchaser that have accrued to the Closing Date (to the extent invoiced prior to the Closing Date).
(p)Collateral.  Collateral Agent and Purchaser shall have received, in each case, in form and substance satisfactory to Collateral Agent and Purchaser, any Collateral Documents required for perfection of the Liens on the Collateral (including, with respect to Intellectual Property, executed copies of any such Collateral Documents set forth in Section 4.7 of the Pledge and Security Agreement) reasonably requested by Purchaser and (ii) reasonably requested insurance deliverables pursuant to Section 5.5.
(q)Closing Date Certificate.  Company shall have delivered to Purchaser an originally executed Closing Date Certificate.
(r)No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding, hearing, or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Purchaser, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(s)Due Diligence.  Purchaser shall have completed, to its satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the DIP Note Parties in scope and determination satisfactory to  Purchaser in their respective discretion (including satisfactory review of all Material Contracts), and, other than changes occurring in the ordinary course of business, no information or materials are or should have been available to the DIP Note Parties as of the Closing Date that are materially inconsistent with the material previously provided to Purchaser for their respective due diligence review of the DIP Note Parties.
(t)[Reserved]
(u)No Material Adverse Change.  Since the Petition Date, no Material Adverse Effect has occurred.
(v)[Reserved]
(w)[Reserved]
(x)Letter of Direction.  Purchaser shall have received a duly executed letter of direction from Company addressed to Purchaser, on behalf of itself and Purchaser, directing the disbursement on the Closing Date of the proceeds of the DIP Notes made on such date substantially in the form of Exhibit B hereto.
3.2Conditions to Credit Date.
(a)Conditions Precedent.  The obligation of Purchaser to purchase the DIP Notes on the Closing Date or the Additional DIP Notes Closing Date, as applicable, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(i)Purchaser shall have received a fully executed and delivered Funding Notice;
(ii)As of such Credit Date, the representations and warranties contained herein and in the other DIP Note Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof;
(iii)As of such Credit Date, no event shall have occurred and be continuing or would result from the issuance and sale of the DIP Notes that would constitute an Event of Default or a Default;
(iv)(a) With respect to the purchase of New Money Initial DIP Notes and Roll Up DIP Notes on the Closing Date, the Interim Order shall remain in full force and effect and shall not have been modified or amended without the consent of Purchaser and shall not have been reversed or stayed pending appeal and (b) With respect to the purchase of New Money Additional DIP Notes on the Additional DIP Notes Closing Date, the Final Order shall remain in effect and shall not have been modified or amended without the consent of Purchaser and shall not have been reversed or stayed pending appeal;

(v)[reserved];
(vi)As of such Credit Date, the Debtors shall be in compliance in all material respects with the Orders; and
(vii)As of such Credit Date, Company shall have paid all adequate protection payments to the Pre-Petition Purchasers and the Pre-Petition Note Purchase Agent, as applicable, as provided in the Interim Order and shall have paid to Collateral Agent all expenses payable pursuant to Section 10.2 or otherwise required to be paid or reimbursed to the Collateral Agent and Purchaser, including all reasonable and documented out-of-pocket fees of legal counsel, financial advisors and other professionals to the Collateral Agents and Purchaser, that have accrued to such Credit Date.
(b)Each request for the sale and purchase of a DIP Note by Company hereunder shall constitute a representation and warranty by Company as of the applicable Credit Date that the conditions contained in Section 3.2(a) have been satisfied.
Section 4	REPRESENTATIONS AND WARRANTIES

In order to induce Collateral Agent and Purchaser to enter into this Agreement and to purchase the DIP Notes, each DIP Note Party represents and warrants to Collateral Agent and Purchaser, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1Organization; Requisite Power and Authority; Qualification.  Subject to entry of the Interim Order (or the Final Order, when applicable), each DIP Note Party has the power, authority and legal right to make, deliver and perform under the DIP Note Documents to which it is a party and to obtain or guarantee (as applicable) extensions of credit hereunder or thereunder.  Each DIP Note Party has taken all necessary organizational action to authorize the execution, delivery and performance of the DIP Note Documents to which it is a party and to authorize the extensions or guarantees (as applicable) of credit on the terms and conditions set forth under the DIP Note Documents to which it is a party.  Subject to entry of the Interim Order (or the Final Order, when applicable), each DIP Note Document to which any DIP Note Party is a party on the Closing Date has been duly executed and delivered on behalf of such DIP Note Party and constitutes a legal, valid and binding obligation of such DIP Note Party, enforceable against such DIP Note Party in accordance with its terms.
4.2Capital Stock and Ownership.  The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.  Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding that upon conversion or exchange would require, the issuance by Company or any of its Subsidiaries of any additional Capital Stock of Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, additional Capital Stock of Company or any of its Subsidiaries.

Schedule 4.2 correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3Power; Authorization; Enforceable Obligations.  The execution, delivery and performance of the DIP Note Documents have been duly authorized by all necessary action on the part of each DIP Note Party that is a party thereto.
4.4No Conflict.  Subject to the entry of the Interim Order (or the Final Order, when applicable) by the Bankruptcy Court, the execution, delivery and performance by DIP Note Parties of the DIP Note Documents to which they are parties and the consummation of the transactions contemplated by the DIP Note Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract or any other material Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract or any other material Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents that have been obtained on or before the Closing Date and have been disclosed in writing to Purchaser and except, in the case of Material Contracts or any other material Contractual Obligation, for any such consents and approvals the failure of which to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
4.5Governmental Consents.  The execution, delivery and performance by DIP Note Parties of the DIP Note Documents to which they are parties and the consummation of the transactions contemplated by the DIP Note Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (a) such approvals or consents which have been obtained and are in full force and effect, (b) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, (c) any required EDGAR filings and (d) the entry and continued effectiveness of the Orders).
4.6Binding Obligation.  Subject to the entry of the Interim Order (or the Final Order, when applicable) by the Bankruptcy Court, each DIP Note Document required to be delivered hereunder has been duly executed and delivered by each DIP Note Party that is a party thereto and is the legally valid and binding obligation of such DIP Note Party, enforceable against such DIP Note Party in accordance with its respective terms.
4.7Historical Financial Statements.  The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and that in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole.

4.8[Reserved]
4.9No Material Adverse Change.  Since the date that is ninety (90) days prior to the Petition Date, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
4.10[Reserved]
4.11Adverse Proceedings, etc.  There are no Adverse Proceedings (other than the Chapter 11 Cases) that could reasonably be expected to result in a Material Adverse Effect or liability (except to the extent covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) of Company, any of its Subsidiaries or any of their respective Affiliates in excess of $250,000, individually, or $500,000, in the aggregate for all such Adverse Proceedings, in each case during the term of this Agreement.  Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws)  that could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to result in a Material Adverse Effect or liability (except to the extent covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) of Company, any of its Subsidiaries or any of their respective Affiliates in excess of $250,000, individually, or $500,000, in the aggregate for all such defaults, in each case during the term of this Agreement.
4.12Payment of Taxes.  Except as otherwise permitted under Section 5.3, all income tax returns and other material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable (other than any (a) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Company and/or its applicable Subsidiary, as the case may be, (b) to the extent otherwise excused or prohibited by the Bankruptcy Court and not otherwise authorized by the Bankruptcy Court). There is no proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13Properties.
(a)Title.  Each of Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property), and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
(b)Real Estate.  As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any DIP Note Party, regardless of whether such DIP Note Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable DIP Note Party, enforceable against such DIP Note Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
4.14Environmental Matters.  Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law.  There are and, to each of Company’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither Company nor any of its Subsidiaries nor, to any DIP Note Party’s knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent.  Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15No Defaults.  Except as set forth in Schedule 4.15, neither of Company nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (other than with respect to any purported default arising from the filing of the Chapter 11 Cases), nor, to the applicable DIP Note Party’s knowledge, is any counterparty to such Contractual Obligation in default, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the direct or indirect consequences of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Effect.  No Default or Event of Default (which has not been waived) has occurred and is continuing.
4.16Material Contracts and Material Indebtedness.  Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and, together with any updates provided pursuant to Section 5.1(l), (a) all such Material Contracts are in full force and effect and (b) each such Material Contract has not been amended, waived, or otherwise modified except as permitted under this Agreement.  As of the Closing Date, true, correct and complete copies of all Material Contracts listed on Schedule 4.16 have been delivered to the Purchaser. Schedule 4.16 contains a true, correct and complete list of all Material Indebtedness (other than Obligations) of any one or more of Company and its Subsidiaries with an individual outstanding principal amount (or Swap Termination Value) of $500,000 or more.
4.17Governmental Regulation.  Neither Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.  Neither Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18Federal Reserve Regulations; Exchange Act.
(a)Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
(b)No portion of the proceeds of issuance and sale of DIP Notes has or will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such issuance and sale of DIP Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.
4.19Employee Matters.  Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries, or to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries,  and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.  No DIP Note Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar federal or state law that remains unpaid or unsatisfied and could reasonably be expected to result in a Material Adverse Effect.

4.20Employee Benefit Plans.  Except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.  Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter that would cause such Employee Benefit Plan to lose its qualified status.  No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates.  No ERISA Event has occurred or is reasonably expected to occur.  Except to the extent required under Section 4980B of the Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.  The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Company, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan.  As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero.  Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
4.21Certain Fees.  No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by this Agreement, except as payable to Collateral Agent and Purchaser.
4.22Plan Assets; Prohibited Transactions. No DIP Note Party is an entity deemed to hold “plan assets” within the meaning of Section 3(42) of ERISA.  The execution and delivery of this Agreement and any other DIP Note Document will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Sections 4975(c)(1)(A)-(D) of the Internal Revenue Code.
4.23Pre-Petition Secured Agreements. The DIP Note Parties acknowledge and agree (a) that the Pre-Petition Note Purchase Agreement is valid and enforceable and (b) subject to the terms of the Orders and the Liens hereunder or any Order, the Replacement Liens, the Carve-Out and the Permitted Priority Liens (other than the Primed Liens), the Collateral Agent for the benefit of the Pre-Petition Purchasers has a valid, enforceable and fully perfected first priority Lien in all of the “Collateral” described under the Pre-Petition Note Purchase Agreement and all proceeds thereof.
4.24Compliance with Statutes, Etc.  Each of Company and its Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries (it being understood, in the case of any statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities that are specifically referred to in any other provision of this Agreement, the DIP Note Parties shall also be required to represent and/or comply with, as applicable, the express terms of such provision).  Each DIP Note Party possesses all franchises, licenses and permits, patents, copyrights, trademarks and trade names, and rights in respect of the foregoing, material and necessary to the conduct of its business without known conflict with any rights of others. Without limiting the foregoing, on or prior to the Closing Date, Company has made all filings with the Securities and Exchange Commission required under the Securities Act, Exchange Act or the rules and regulations thereunder with respect to transactions contemplated by this Agreement to have occurred on or prior to the Closing Date, in each case, on or prior to the date required thereunder (without giving effect to any extension or possible extension of such dates permitted thereunder).
4.25Disclosure.  Other than with respect to projections, estimates and other forward looking information and general economic and industry information, no representation or warranty of any DIP Note Party contained in any DIP Note Document or in any other documents, certificates or written statements furnished to Collateral Agent or Purchaser by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Purchaser that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  There are no facts known (or that should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse

Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Purchaser for use in connection with the transactions contemplated hereby.
4.26Sanctions; Anti-Corruption and Anti-Bribery Laws; Anti-Terrorism and Anti-Money Laundering Laws; Etc.
(a)None of the DIP Note Parties, any of their Subsidiaries, any Affiliate of any such Person, or any of their respective Directors, officers or, to the knowledge of any DIP Note Party, employees, agents, advisors or other Affiliates is a Sanctioned Person.  Each DIP Note Party and its Subsidiaries and their respective Directors, officers and, to the knowledge of any DIP Note Party, employees, agents, advisors and Affiliates is in compliance with and has not violated (i)  Sanctions, (ii) Anti-Corruption and Anti-Bribery Laws, and (iii)  Anti-Terrorism and Anti-Money Laundering Laws.  No part of the proceeds of any issuance and sale of DIP Notes has or will be used, directly or indirectly, (A) to finance or facilitate any activities or business of with or relating to any Sanctioned Person or in any Sanctioned Country, (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any Person in violation of any Anti-Corruption and Anti-Bribery Laws, or (C) otherwise in any manner that would result in a violation of Sanctions, Anti-Terrorism and Anti-Money Laundering Laws, or Anti-Corruption and Anti-Bribery Laws by any Person.
(b)Company and its Subsidiaries have established and currently maintain policies, procedures and controls that are reasonably designed (and otherwise comply with applicable law) to ensure that each of Company, its Subsidiaries, and each Controlled Entity, and each of their respective Directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Sanctions, Anti-Terrorism and Anti-Money Laundering Laws, and Anti-Corruption and Anti-Bribery Laws.
4.27Private Offering.  Subject to the accuracy of the representations and warranties of the Purchaser, the offer, sale, issuance and delivery of the DIP Notes in accordance with the terms herein will be exempt from the registration provisions of the Securities Act and the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
4.28Chapter 11 Case Matters.
(a)(i) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof has been given, (ii) proper notice for the hearing for the approval of the Interim Order has been given, and (iii) proper notice for the hearing for the approval of the Final Order will be (or after the entry of the Final Order, has been) given.
(b)After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having the priority set forth in the Orders.
(c)After the entry of the Interim Order and the execution of the Collateral Documents, the Obligations will be secured by a valid and perfected, enforceable and unavoidable first priority, priming Lien with priority over the Liens of the Pre-Petition Note Purchase Agent on all of the Collateral and the proceeds thereof to the extent provided and as more fully set forth in the Orders and the Collateral Documents.

(d)The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on or after entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, terminated, stayed, materially modified or amended in any manner without the prior written consent of Purchaser.
(e)Notwithstanding the provisions of Section 362 of the Bankruptcy Code, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, Collateral Agent and Purchaser shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court, subject to and as more fully set forth in the Orders.
(f)No order has been entered in any of the Chapter 11 Cases (a) for the appointment of a Chapter 11 trustee, (b) for the appointment of a responsible officer or examiner (other than a fee examiner) having enlarged powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1104 of the Bankruptcy Code or (c) to convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or to dismiss any of the Chapter 11 Cases.
4.29No Other Insolvency Proceeding. Other than the Chapter 11 Cases, no Note Party is engaged as debtor party in any Insolvency Proceeding.
4.30Superpriority Claims; Liens. Upon the entry of each of the Interim Order and Final Order, each such Order and the DIP Note Documents are sufficient to provide the Superpriority Claims and security and Liens on the Collateral described in, and with the priority provided in, Section 2.24.
Section 5	AFFIRMATIVE COVENANTS

Each DIP Note Party covenants and agrees that until Payment in Full of all Obligations, each DIP Note Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1Financial Statements and Other Reports.  Unless otherwise provided below, Company will deliver to Purchaser:
(a)Monthly Reports.  Solely in the event Purchaser makes a written request therefor after the Closing Date, as soon as practicable and in any event within thirty days after such written request, provided however, if at the time of such request Company has already prepared the materials in this Section 5.1(a), then five days after such written request, the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, and consolidated statements of cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, all in reasonable detail, together with a Financial Officer Certification with respect thereto;
(b)Quarterly Financial Statements.  Upon filing with the Securities and Exchange Commission, a Form 10-Q, and solely in the event Purchaser makes a written request therefor after the Closing Date, as soon as practicable and in any event within forty-five days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter) of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;
(c)Annual Financial Statements.  Upon filing with the Securities and Exchange Commission, a Form 10-K, and solely in the event Purchaser makes a written request therefor after the Closing Date, as soon as practicable and in any event within ninety days after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto and (ii) with respect to such consolidated financial statements, a report thereon of an Acceptable Auditor and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated and are in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
(d)Compliance Certificate.  Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;
(e)Notice of Insolvency Proceeding. Promptly and in any event within three (3) days after any officer, director or senior management employee of a DIP Note Party acquires knowledge thereof or has reason to know thereof, written notice of the commencement of any Insolvency Proceeding by any DIP Note Party, other than the Chapter 11 Cases;
(f)Notice of Material Events.  Promptly and in any event within one Business Day after any officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) of any condition or event that constitutes a breach or violation of any Order or that notice has been given to Company or any Guarantor with respect thereto, (iii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iv) of the occurrence of any event or change that has caused or evidences, or could reasonably be expected to cause, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(g)Notice of Adverse Proceedings.  Promptly and in any event within two (2) Business Days after any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Purchaser, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to result in a Material Adverse Effect or liability of Company or any of its Subsidiaries in excess of $250,000, individually, or $500,000, in the aggregate for all such Adverse Proceedings or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable the Purchaser and its counsel to evaluate such matters;
(h)ERISA and Employment Matters.  (i) Promptly and in any event within two (2) Business Days after becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could be reasonably expected to result in a Material Adverse Effect or liability of Company, any of its Subsidiaries in excess of $250,000, individually, or $500,000, in the aggregate for all such ERISA Events, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) promptly and in any event within one day after the same is available to any DIP Note Party, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Purchaser shall reasonably request, and (iii) promptly and in any event within one day after any DIP Note Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such DIP Note Party;
(i)[Reserved]
(j)Insurance Report.  Solely in the event Purchaser makes a written request therefor after the Closing Date, as soon as practicable and in any event no later than thirty days after such request is made, one or more certificates from the DIP Note Parties’ insurance broker(s) together with accompanying endorsements, in each case in form and substance satisfactory to Purchaser, and a summary outlining all material insurance coverage maintained as of the date of such summary by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;
(k)[Reserved]
(l)[Reserved]
(m)Environmental Reports and Audits.  As soon as practicable and in any event within ten (10) Business Days following receipt thereof, copies of all environmental audits, reports, and notices with respect to environmental matters at any Facility or that relate to any environmental liabilities of Company or its Subsidiaries that, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or in liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities, in each case, during the term of this Agreement;
(n)Information Regarding Collateral.  (a)  Company will furnish to Collateral Agent prior written notice of any change (i) in any DIP Note Party’s corporate name, (ii) in any DIP Note Party’s identity or corporate structure, (iii) in any DIP Note Party’s jurisdiction of organization or formation, or (iv) in any DIP Note Party’s Federal Taxpayer Identification Number or state organizational identification number.  Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.  Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is lost, stolen, damaged or destroyed;
(o)[Reserved]
(p)[Reserved]
(q)Tax Information. As soon as practicable following the Collateral Agent’s request therefor, (i) any tax information of Company that is reasonably requested by Collateral Agent and (ii) as soon as practicable and in any event within forty-five days after the end of each Fiscal Quarter, an analysis prepared by a nationally recognized tax advisor (reasonably acceptable to the Collateral Agent) of the Company’s “owner shifts” during the “testing period,” each as determined under Section 382 of the Code as of the end of the most recent Fiscal Quarter.
(r)[Reserved]
(s)Other Information.  (A) Promptly and in any event within ten days of their becoming available, notice of (i)  all periodic reports filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority and (ii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries and (B) promptly after any request, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Purchaser.
(t)[Reserved]
(u)[Reserved]
(v)Notwithstanding anything to the contrary, financial information required to be delivered pursuant to Section 5.1(b) or (c) or Section 5.1(s)(A) shall be deemed to have been delivered to Purchaser on the date on which such information has been posted on the Home Page or is available via the EDGAR System (in each case, solely to the extent such financial information is included in materials filed via the EDGAR System or posted on the Home Page, as the case may

be); provided, that, to the extent such information is in lieu of information required to be provided under Section 5.1(c), such materials are accompanied by the report of an Acceptable Auditor.
(w)[Reserved]
(x)Compliance with Laws. Promptly and in any event within five (5) days after any officer of any DIP Note Party obtaining knowledge of a violation of or noncompliance with any applicable law, rule, regulation or order of any Governmental Authority (including all Environmental Laws) that could reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Officer of such DIP Note Party specifying the nature of such violation and what action such DIP Note Party has taken, is taking and proposes to take with respect thereto;
(y)Budget. On the Closing Date and on each Friday of every other calendar week thereafter (and if such date does not fall on a Business Day, the next Business Day), Company shall deliver a weekly budget for the subsequent 6-week period for the DIP Note Parties on a consolidated basis, such budget to be in form and detail satisfactory to Collateral Agent in its sole discretion and to set forth, among other things, the projected cash receipts and cash disbursements (such budget, as updated, amended, supplemented or modified with the prior written approval of Collateral Agent (which consent may be granted by email), the “Approved Budget”) (it being understood that the 6-week budget attached to any Order shall constitute an Approved Budget); provided, however, that if Collateral Agent does not provide notice of approval or disapproval of any such budget within three (3) Business Days of such receipt thereof, Collateral Agent will be deemed to have approved such budget as the Approved Budget;
(z)Weekly Variance Reports. By not later than 5:00 p.m. (New York City time) on Wednesday after the second full calendar week following the Closing Date (the “First Testing Date”), and no later than 5:00 p.m. (New York City time) on each Wednesday thereafter (together with the First Testing Date, each a “Testing Date”), (each a “Weekly Variance Report Date”), the DIP Note Parties shall deliver to Collateral Agent, in a form consistent with the form of the Approved Budget, a variance report comparing the DIP Note Parties’ actual receipts and disbursements by line item for the one-week period or two-week period, as applicable, ending on the applicable Variance Report Date (each such period, a “Weekly Testing Period”) with the projected receipts and disbursements for such Weekly Testing Period as reflected in the applicable Approved Budget for such corresponding period;
(aa)Monthly Variance Reports. By not later than 5:00 p.m. (New York City time) on the fourth Testing Date, and no later than 5:00 p.m. (New York City time) on each Testing Date thereafter, (each a “Monthly Variance Report Date” and together with the Weekly Variance Report Dates, the “Variance Report Dates”), the DIP Note Parties shall provide to Collateral Agent a variance report detailing, for the four-week period ending on the applicable Variance Report Date (each such four-week period, a “Monthly Testing Period”), (i) the aggregate disbursements of the DIP Note Parties and aggregate receipts during the applicable Monthly Testing Period and (ii) any variance (whether positive or negative, expressed as a percentage) by line item between the actual aggregate receipts and disbursements made during such Monthly Testing Period by the DIP Note Parties against the aggregate receipts and disbursements for the applicable Monthly Testing Period as set forth in the applicable Approved Budget;

(bb)Weekly Financial Meeting. Company shall cause its financial advisor to meet with BSCH’s financial advisor on a weekly basis (which may be held via telephone conference call or similar telephone or video conference platform) and a time mutually agreeable to BSCH’s financial advisor in its reasonable discretion to review financial results from the previous week and forecasted prepetition A/P invoices.
5.2Existence.  Each DIP Note Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no DIP Note Party (other than Company with respect to its existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Purchaser.
5.3Payment of Taxes and Claims.  Each DIP Note Party will, and will cause each of its Subsidiaries to, pay all federal and state income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a Tax or claim that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim, or (b) it is excused or prohibited by Bankruptcy Court or otherwise authorized by the Bankruptcy Court.  No DIP Note Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).
5.4Maintenance of Properties.  Each DIP Note Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.
5.5Insurance.  Company will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance and directors and officer insurance reasonably satisfactory to Purchaser (it being agreed that the business interruption insurance maintained on the Closing Date is reasonably satisfactory to the Purchaser) and (ii) such casualty insurance, public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) [reserved] and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (i) in the case of each liability insurance policy, name Collateral Agent, for the benefit of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of Secured Parties as the  loss payee thereunder, and (iii) in each case, provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6Books and Records; Inspections.  Each DIP Note Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true, and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities.  Each DIP Note Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by Collateral Agent or Purchaser to visit and inspect any of the properties of any DIP Note Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours; provided that, so long as no Event of Default has occurred and is continuing, the foregoing shall be limited to two (2) visits per Fiscal Year and that an Authorized Officer of the Company shall be afforded a reasonable opportunity to be present during all such meetings, inspections and discussions.
5.7Meetings.  Company will, upon the request of Purchaser, participate in a meeting with the Purchaser once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Purchaser or, if agreed to by  Purchaser in its sole discretion, via a conference call or other teleconference) at such time as may be agreed to by Company and Purchaser.
5.8Compliance with Laws.  Each DIP Note Party will comply, and shall cause each of its Subsidiaries to comply, with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) in all material respects (it being understood, in the case of any laws, rules, regulations, and orders specifically referred to any other provision of this Agreement, the DIP Note Parties shall also be required to represent and/or comply with, as applicable, the express terms of such provision) except, in each case, where such noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) all Sanctions, Anti-Corruption and Anti-Bribery Laws, and Anti-Terrorism and Anti-Money Laundering Laws in accordance with Section 4.26(a).  Each DIP Note Party shall, and shall cause each of its Subsidiaries to, maintain the policies and procedures described in Section 4.26(b).
5.9Environmental.
(a)Environmental Disclosure.  Company will deliver to Purchaser:

(i)as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;
(ii)promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or resulting in liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect or in liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities, and (3) Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;
(iii)as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect or to liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;
(iv)prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities or (B) adversely affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and
(v)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Purchaser in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)Hazardous Materials Activities, Etc.  Each DIP Note Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such DIP Note Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities, and (ii) make an appropriate response to any Environmental Claim against such DIP Note Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in liabilities that exceed $250,000, individually, or $500,000, in the aggregate for all such liabilities.
5.10Additional Guarantors.  In the event that any Person becomes a Domestic Subsidiary of any DIP Note Party, such DIP Note Party shall, within ten (10) Business Days following such Person becoming a Domestic Subsidiary, (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Purchaser and Collateral Agent a Counterpart Agreement, and (b) subject to the terms, provisions and limitations set forth in the DIP Note Documents, take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent in connection therewith, including such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(i), 3.1(j), 3.1(k), 3.1(m), and 3.1(n). In addition, such DIP Note Party shall deliver, or cause such Subsidiary to deliver, as applicable, all such documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent in order to grant and to perfect a lien described in, and with the priority provided in, Section 2.24 in favor of Collateral Agent, for the benefit of Secured Parties, in 100% of the Capital Stock (other than Capital Stock which is Excluded Property) of such Subsidiary under the Pledge and Security Agreement (including, as applicable, original certificates evidencing such Capital Stock and related powers or instruments of transfer executed in blank, as applicable).  With respect to each such Subsidiary, Company shall send to Collateral Agent prior written notice setting forth with respect to such Person (i) the date on which such Person is intended to become a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof automatically upon such Person becoming a Subsidiary.
5.11Additional Locations and Material Real Estate Assets.
(a)Fee-Owned Real Estate Assets.  In the event that any DIP Note Party acquires a fee-owned Material Real Estate Asset or a fee-owned Real Estate Asset owned on the Closing Date becomes a fee-owned Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such DIP Note Party shall promptly notify Collateral Agent thereof, and on the same date as acquiring or leasing such fee-owned Material Real Estate Asset, or within thirty days after any Real Estate Asset owned or leased on the Closing Date becomes a fee-owned Material Real Estate Asset (or at such later time as is approved by Collateral Agent in its sole discretion), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgaged Real Estate Documents with respect to each such fee-owned

Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected security interest on such fee-owned Material Real Estate Asset with the priority provided in, Section 2.24.
(b)[Reserved]
(c)Appraisals.  In addition to the foregoing, Company shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Mortgage.
(d)Other New Locations.  In the event (x) that any DIP Note Party leases a new location where more than $100,000 in Collateral is located or enters into an arrangement with a third party for physical or electronic storage of any books and records or other information related to its business or operations (in each case, which cannot be obtained at another location of the Company that is subject to a Landlord Collateral Access Agreement), such DIP Note Party shall promptly commence using its commercially reasonably efforts for a period of no more than sixty (60) days to obtain a Landlord Collateral Access Agreement or a similar instrument executed by the relevant lessor or other counterparty in favor of Collateral Agent for the benefit of the Secured Parties with respect to such location.
5.12Bankruptcy Matters.
(a)Each DIP Note Party shall comply in a timely manner with its obligations and responsibilities as a debtor-in-possession under the Bankruptcy Code and any order of the Bankruptcy Court in the Chapter 11 Cases, as such order may be amended and in effect from time to time.
(b)The DIP Note Parties will deliver to Collateral Agent and the Purchaser copies of (i) the petitions commencing the Chapter 11 Cases, any Bankruptcy Plan, any disclosure statement in connection with any Bankruptcy Plan, any plan supplement in connection with any Bankruptcy Plan, any pleading related to the DIP Note Documents, any pleading related to confirmation of any Bankruptcy Plan and all “first day” motions, applications and other documents that any DIP Note Party intends to file with the Bankruptcy Court, in each case at least three (3) Business Days prior to filing, (ii) any other material pleadings in the Chapter 11 Cases at least two (2) Business Days prior to filing, which pleadings and documents under the foregoing clauses (i) and (ii) shall be in form and substance acceptable to Collateral Agent, and (iii) all notices required to be given to all parties specified in any Order, on a timely basis and in the manner specified therefor therein.
5.13Further Assurances. At any time or from time to time upon the request of Collateral Agent or Purchaser, each DIP Note Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Collateral Agent may reasonably request in order to effect fully the purposes of the DIP Note Documents or to perfect, achieve better perfection of, or renew the rights of Collateral Agent for the benefit of Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Company or any Subsidiary that may be deemed to be part of the Collateral).  In furtherance and not in limitation of the foregoing, each DIP Note Party shall take such actions as Purchaser or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by a Lien described in, and with the priority provided in, Section 2.24, on substantially all of the assets of Company that would constitute Collateral, and its Subsidiaries and all of the outstanding Capital Stock of Company and each of its Subsidiaries (subject to limitations contained in the DIP Note Documents with respect to Subsidiaries that are not Domestic Subsidiaries).  Notwithstanding anything to the contrary contained herein, (A) in no event shall Mortgages be required to be delivered in respect of any leasehold interest held by Company or any of its Subsidiaries in any Real Estate Asset and (B) in no event shall actions (including any filings or registrations) outside of the United States or security or pledge agreements governed by any foreign law be required.

5.14Miscellaneous Covenants.  Unless otherwise consented to by Purchaser:
(a) Separateness.  Company will and will cause each of its Subsidiaries to:  (i)  maintain entity records and books of account separate from those of any other entity that is an Affiliate of such entity and (ii) not commingle its funds or assets with those of any other entity that is an Affiliate of such entity, in each case, other than an Affiliate that is a Subsidiary of Company.
5.15Post Closing Matters.  Each DIP Note Party shall, and shall cause each of its Subsidiaries to, as applicable, satisfy the requirements set forth on Schedule 5.15 on or before the respective date specified for each such requirement or such later date as is agreed to by the Collateral Agent in its sole discretion. The Company shall deliver to BSCH the original of the DIP Notes containing the Company’s “wet ink” signature issued pursuant to Section 2.1 hereto on the Closing Date and on the Additional DIP Notes Closing Date, no later than four (4) Business Days after the Closing Date and the Additional DIP Notes Closing Date, as applicable.
5.16[Reserved].
5.17[Reserved].
5.18Milestones. Company shall achieve the following milestones by the dates indicated below:
Milestone	Deadline

1.     The Debtors shall file (i) the Plan (as defined in the TSA), (ii) the Disclosure Statement (as defined in the TSA), (iii) a motion seeking approval of the DIP Note Documents (to be requested to be heard on shortened time), and (iv) any “first day” motions, each of which shall be in form and substance acceptable to Purchaser.

No later than the Petition Date

2. The Bankruptcy Court shall have entered the Interim Order approving the DIP Note Documents, which order shall be in form and substance acceptable to Purchaser.	No later than three (3) calendar days after the Petition Date
3. The Bankruptcy Court shall have entered the Final Order approving the DIP Note Documents, which order shall be in form and substance acceptable to Purchaser.	No later than thirty-five (35) calendar days after the Petition Date

4.     The Bankruptcy Court shall have held a hearing (the “Confirmation Hearing”) and entered an order confirming the Plan and approving the Disclosure Statement (the “Confirmation Order”), which Confirmation Order shall be in form and substance acceptable to Purchaser.

No later than thirty-five (35) calendar days after the Petition Date
5. The Plan shall become effective (the “Plan Effective Date”).	No later than forty-two (42) calendar days after the Petition Date
6. Company shall have delivered the Approved Budget to Collateral Agent.	On the Closing Date and on each Friday of every other calendar week thereafter
7. Company shall have delivered a Variance Report to Collateral Agent.	On each Variance Report Date

5.19Financial Advisor. Company shall take all actions necessary to maintain its engagement with Financial Advisor until the Obligations have been Paid in Full or such earlier date designated, in writing, by Collateral Agent. In addition, Company will provide Collateral Agent with access to Financial Advisor, including to review any reports or documents prepared by Financial Advisor (including without limitation the 6- week cash flow projections referenced in Section 5.1(u) hereof) and to discuss Company’s business, financial condition, assets, prospects, and results of operations, for so long as Financial Advisor is engaged by Company.
5.20Use of Proceeds. The proceeds of each DIP Note shall be used by the DIP Note Parties during the Chapter 11 Cases exclusively for one or more of the purposes set forth under Section 2.5, in each case, in accordance with the Approved Budget.
5.21[Reserved]
5.22[Reserved]
5.23[Reserved]
5.24 Non-Consolidation.  Each DIP Note Party shall (a) maintain entity records and books of account separate from those of any other entity that is an Affiliate of such entity; (b) not commingle its funds or assets with those of any other entity that is an Affiliate of such entity; and (c) provide that its Board of Directors will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

5.25[Reserved]

Section 6	NEGATIVE COVENANTS

Each DIP Note Party covenants and agrees that until Payment in Full of all Obligations, such DIP Note Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1Indebtedness.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)the Obligations;
(b)Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note, and shall be subject to a Lien described in, and with the priority provided in, Section 2.24, pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of all Obligations pursuant to the terms of the Intercompany Note, and (iii) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Guarantor Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;
(c)Indebtedness constituting Capital Lease Obligations to the extent approved in writing by Collateral Agent in its sole discretion;
(d)[reserved];
(e)Indebtedness that may be deemed to exist pursuant to any performance, surety, appeal or similar bonds or statutory obligations incurred in the ordinary course of business and approved by the Bankruptcy Court, and guarantee obligations in respect of any such Indebtedness;
(f)Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and similar arrangements or otherwise arising in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business and approved by the Bankruptcy Court;
(g)guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

(h)[reserved];
(i)Indebtedness incurred prior to the Petition Date and described on Schedule 6.1;
(j)[reserved];
(k)[reserved];
(l)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and approved by the Bankruptcy Court;
(m)bankers' acceptances, bank guarantees, letters of credit, warehouse receipt or similar facilities, in each case incurred or issued, as applicable, in the ordinary course of business and approved by the Bankruptcy Court;
(n)Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to Company and its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person; and
(o)prepaid or deferred revenue, deferred tax liabilities, liabilities associated with customer prepayments and deposits and other similar accrued obligations (including accruals for payroll and other operating expenses accrued in the ordinary course of business) and customary obligations under employment agreements and deferred compensation, in each case, incurred in the ordinary course of business.
6.2Liens.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or any income, profits, or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits, or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:
(a)Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any DIP Note Document;
(b)[reserved];
(c)statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(e)easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case that do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries and that, in the aggregate for any parcel of real property subject thereto, do not materially detract from the value of such parcel
(f)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;
(g)[reserved];
(h)[reserved];
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(k)non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Company or such Subsidiary;
(l)[reserved]; and
(m)Permitted Priority Liens.

Notwithstanding anything in this Section 6.2 to the contrary, in no event shall any obligations of any DIP Note Party under any Hedge Agreement be secured by any Lien.

6.3Equitable Lien.  If any DIP Note Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Purchaser to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4No Further Negative Pledges.  Except with respect to restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), no DIP Note Party shall enter into or permit any of its Subsidiaries to enter into any agreement prohibiting, or triggering any requirement for equitable and ratable sharing of Liens or any similar obligations upon, the creation or assumption of any Lien upon any DIP Note Party’s properties or assets, whether now owned or hereafter acquired, to secure the Obligations.
6.5Restricted Junior Payments.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment.

For the avoidance of doubt, no amount shall be permitted to be distributed by any DIP Note Party to pay, or otherwise in connection with, any Tax resulting from the cancellation or discharge of Indebtedness.

6.6Restrictions on Subsidiary Distributions.  Except as provided herein, no DIP Note Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make DIP Note or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company, in each case, other than restrictions (i) in agreements evidencing any purchase money Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.
6.7Investments.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment (including if made as an Acquisition) in any Person, including any Joint Venture, except:
(a)Investments in Cash and Cash Equivalents;
(b)equity Investments owned as of the Closing Date in any Subsidiary;
(c)[reserved];

(d)intercompany loan to the extent permitted under Section 6.1(b);
(e)[reserved];
(f)loans and advances to employees of Company and its Subsidiaries extended prior to the Petition Date, made in the ordinary course of business and described on Schedule 6.7;
(g)[reserved]
(h)Investments made prior to the Petition Date and described in Schedule 6.7; and
(i)[reserved].

Notwithstanding anything in this Section 6.7 to the contrary, in no event shall any DIP Note Party make any Investment that results in or facilitates in any manner any Restricted Junior Payment.

6.8[Reserved]
6.9Fundamental Changes; Disposition of Assets; Acquisitions.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation (including through a plan of division), or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or make any Acquisition, except:
(a)[reserved];
(b)[reserved];
(c)[reserved];
(d)[reserved];
(e)[reserved];
(f)the granting of Permitted Liens;
(g) [reserved];
(h)dispositions of Cash and Cash Equivalents in the ordinary course of business in accordance with the Approved Budget in a manner not otherwise prohibited by this Agreement or the other DIP Note Documents;
(i)[reserved];
(j)[reserved];

(k)[reserved]; and
(l)[reserved].
6.10Disposal of Subsidiary Interests.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries.
6.11Sales and Lease-Backs.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that such DIP Note Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such DIP Note Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.
6.12Transactions with Shareholders and Affiliates. No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Company or any of its Subsidiaries (or any Affiliate of such holder) or with any Affiliate of Company or of any such holder; provided, however, that the DIP Note Parties and their Subsidiaries may  permit to exist any such transaction (a) existing on the Petition Date and described in Schedule 6.12.
6.13Conduct of Business.  From and after the Closing Date, no DIP Note Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by such DIP Note Party on the Closing Date.
6.14[Reserved].
6.15Compliance with Reporting Requirements.  Company shall comply with the Securities Act, Exchange Act, the rules and regulations promulgated thereunder and each other law, rule and regulation applicable to Company due to its status as a publicly traded company. Company shall at all times maintain systems of internal controls and corporate governance standards consistent with best practices for a publicly traded company of its size. Without limiting the foregoing, Company shall ensure that all filings with the Securities and Exchange Commission required under the Securities Act, Exchange Act or the rules and regulations thereunder are made on or prior to the applicable dates required therefor (giving effect to any extension that may be available under the Exchange Act).
6.16Fiscal Year; Accounting Policies.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from March 31 or make any change in its accounting policies that is not required under GAAP.

6.17Deposit Accounts and Securities Accounts.  No DIP Note Party will establish or maintain a Deposit Account or a Securities Account (in each case, other than in respect of any Excluded Accounts) that is not a Controlled Account, deposit proceeds in a Deposit Account that is not a Controlled Account or deposit, acquire, or otherwise carry any security entitlement or commodity contract in a Securities Account that is not a Controlled Account, in each case, (a) on or after the 30th day following the Closing Date, or solely in the case of any such account that is acquired pursuant to a permitted Investment, the 30th day following the acquisition of such Deposit Account or Securities Account.
6.18Amendments to Organizational Agreements and Material Contracts.  No DIP Note Party shall (a) amend or permit any amendments to any DIP Note Party’s or any of its Subsidiaries’ Organizational Documents; or (b) amend, terminate, or waive or permit any amendment, termination, or waiver of any provision of, any Material Contract or Material Indebtedness if such amendment, termination, or waiver would be adverse to Purchaser.
6.19Prepayments of Certain Indebtedness.  No DIP Note Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness of any DIP Note Party or any of its Subsidiaries for borrowed money prior to its scheduled maturity (or the date when such payments are due), other than the Obligations.
6.20Use of Proceeds.  No DIP Note Party shall use the proceeds from the issuance and sale of the DIP Notes except as set forth in Section 2.5.
6.21Equity Issuances.  No DIP Note Party shall, nor shall it permit any of its Subsidiaries to, issue any Capital Stock.
6.22Additional Matters. Except as otherwise expressly permitted by this Agreement, no DIP Note Party shall, nor shall it permit any of its Subsidiaries to, do any of the following actions without Purchaser’s prior written consent (in its sole discretion): (i) permit the occurrence of any Sale Transaction, (ii) permit the occurrence of any Event of Default pursuant to Section 8.1(e)(i)(A), (iii) select or change Company’s independent auditor to any entity other than an Acceptable Auditor,  or (iv) reclassify any debt securities or Capital Stock or undertake any other corporate restructuring or reorganization, including any alteration of the rights, preferences or privileges of Capital Stock (excluding any stock splits).
6.23Cash Disbursements. Company shall not make any cash disbursements except in accordance with the Approved Budget or otherwise approved in writing by Collateral Agent in its sole discretion.
6.24Employee Agreements. Without prior written consent of the Collateral Agent, Company shall not (i) pay or incur any bonus or severance payments, (ii) enter into any new employment agreements consulting contracts or similar arrangements or (iii) adopt any new, or amend in a manner that is adverse to the Company, any existing, employment benefit plans, employee retention plans, incentive plans or severance plans, except to the extent required by law. Notwithstanding anything in this Section 6.24 to the contrary, the Collateral Agent shall be deemed to have approved the employee retention plans listed on Schedule 6.24.

Section 7	GUARANTY
7.1Guaranty of the Obligations.  Subject to any limitations set forth in the definition of the term Guarantor, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to each Beneficiary the due and punctual Payment in Full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (collectively, the “Guaranteed Obligations”).
7.2[Reserved]
7.3Payment by Guarantors.  Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.  § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest that, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
7.4Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations that has not been paid.  Without limiting the generality of the foregoing, if any Beneficiary is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other DIP Note Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the DIP Note Documents; and
(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the DIP Note Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to depart from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other DIP Note Documents, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such DIP Note Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other DIP Note Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims that Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
7.5Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than Payment in Full of all Obligations; (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms hereof.
7.6Guarantors’ Rights of Subrogation, Contribution, Etc.  Until the Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such

Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other DIP Note Party with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any other DIP Note Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any DIP Note Party, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for the benefit of Beneficiaries and shall forthwith be paid over to of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7Subordination of Other Obligations.  Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is, subject to the ranking and priority set forth in Section 2.24 and the Orders, hereby subordinated in right of payment to the Guaranteed Obligations, and any Distribution collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the benefit of Beneficiaries and shall forthwith be paid over to Beneficiaries to be credited and applied against the Guaranteed Obligations, subject to the ranking and priority set forth in Section 2.24 and the Orders, but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.  For purposes of this Section 7.7, “Distribution” means, with respect to any Indebtedness subordinated pursuant to this Section 7.7, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, (b) any redemption of or purchase or other acquisition of such Indebtedness from the Obligee Guarantor by any other Person, and (c) the granting of any lien or security interest to or for the benefit of the Obligee Guarantor or any other Person in or upon any property of any Person to secure such Indebtedness.
7.8Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9Authority of Guarantors or Company.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, Directors or any agents acting or purporting to act on behalf of any of them.
7.10Financial Condition of Company.  Any credit extension by Purchaser to Company pursuant to this Agreement or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the DIP Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.
7.11Bankruptcy, etc. In the event that all or any portion of the Guaranteed Obligations are paid by any DIP Note Party, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 8	EVENTS OF DEFAULT
8.1Events of Default.  If any one or more of the following conditions or events shall occur:
(a)Failure to Make Payments When Due.  Failure by Company to pay (i) the principal of and premium, if any, on any DIP Note when due whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any DIP Note, by mandatory prepayment or otherwise when due or (iii) any interest on any DIP Note or any fee or any other amount due hereunder, in each case, within one (1) Business Day after the due when due hereunder.
(b)Default in Other Agreements.  (i) Failure of any DIP Note Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of post-petition or prepetition unstayed Material Indebtedness, in each case beyond the grace period, if any, provided therefor;  (ii) breach or default by any DIP Note Party or any of its Subsidiaries with respect to any other term of (1) one or more items of post-petition or prepetition unstayed Material Indebtedness, or (2) any loan agreement, mortgage, note, indenture or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), with or without the passage of time, to cause, that Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or other redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be or (iii) the occurrence of a Termination Event (as defined in the TSA).
(c)Breach of Certain Covenants.  Other than with respect to Section 8.1(a), any DIP Note Party defaults in the observance or performance of any covenant contained in this Agreement or any other DIP Note Document, and such default shall continue unremedied for a period of five (5) Business Days after the earlier of (x) written notice thereof to Company from Collateral Agent or Purchaser or (y) any such Person’s knowledge thereof; provided, that no such grace period shall apply with respect to defaults under other DIP Note Documents (except, for the avoidance of doubt, as provided therein) or any failure of the following obligations and covenants: Error! Reference source not found. 5 or Error! Reference source not found.;
(d)Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any DIP Note Party in any DIP Note Document or in any statement or certificate at any time given by any DIP Note Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made; provided that such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof; or
(e)Bankruptcy Matters.
(i)Dismissal.  Without the prior written consent of Purchaser: (A) any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or any DIP Note Party files a motion or other pleading seeking entry of such an order or supports or fails to timely oppose such dismissal or conversion, (B) a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases, or any DIP Note Party applies for, consents to or acquiesces in any such appointment, or (C) an examiner having enlarged powers relating to the operation of the business of Company or any Guarantor (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed, or any DIP Note Party applies for, consents to or acquiesces in any such appointment; or
(ii)Interim Order or Final Order Stayed.  (A) An order of a court of competent jurisdiction shall be entered staying or rescinding the Interim Order or the Final Order, whether by appeal or otherwise, or any DIP Note Party files an application, motion or other pleading for entry of such an order; (B) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying the Interim Order or the Final Order without the written consent of Purchaser, or any DIP Note Party files an application, motion or other pleading entry of such an order; (C) until such time as the Pre-Petition Obligations are paid in full, without the written consent of the Requisite Purchasers under the Pre-Petition Note Purchase Agreement, the Pre-Petition Purchasers’ Cash collateral shall be used in a manner inconsistent with the orders authorizing use of Cash collateral (including the Orders) or (except as provided in the Final Order) an order of a court of competent jurisdiction authorizes the use of Cash collateral without the written consent of the Requisite Purchasers under the Pre-Petition Note Purchase Agreement; or (D) an order of a court of competent jurisdiction shall be entered terminating the use of the Pre-Petition Purchasers’ Cash collateral; or
(iii)[reserved]; or
(iv)Challenge of Certain Claims; Challenge to Liens.  Any DIP Note Party attempts to obtain, or any other party in interest obtains, an order of the Bankruptcy Court or other judgment, and the effect of such order or judgment is to invalidate, reduce or otherwise impair Collateral Agent’s, Pre-Petition Note Purchase Agent’s, the Purchaser’s or the Pre-Petition Purchasers’ claims or Liens, including any Adequate Protection claims or Liens, or to subject any of the Purchaser’s or the Pre-Petition Purchasers’ collateral to any surcharge pursuant to Sections 506(c), 552(b) or 105(a) of the Bankruptcy Code, or an order is entered by the Bankruptcy Court avoiding or requiring disgorgement by Collateral Agent, Pre-Petition Note Purchase Agent, the Purchaser or the Pre-Petition Purchasers of any amounts paid pursuant to the DIP Note Documents or the Pre-Petition Note Purchase Agreement; or
(v)Substitution of Collateral.  Any DIP Note Party shall apply for an order substituting any assets for all or any portion of the Collateral; or
(vi)Unauthorized Payments. Any payment on, or application for authority to pay, any pre-petition claim owing to terminated employees, bond claims, pre-petition Indebtedness and lease rejection damages, other than those required to be paid with the proceeds of the DIP Note Documents pursuant to the terms of the DIP Note Documents, without the Purchaser’s prior written consent; or
(vii)[reserved];
(viii)Relief from Stay.  An order shall be entered granting relief from any stay or proceeding (including the automatic stay) so as to allow a third party to proceed with foreclosure against any assets of any DIP Note Party if such assets constitute collateral subject to a first priority Lien securing the Obligations or the Pre-Petition Obligations, unless such relief is sought by Collateral Agent or Purchaser; or
(ix)Material Adverse Effect.  There shall occur any event after the Petition Date which results in a Material Adverse Effect; or
(x)[reserved]; or
(xi)[reserved]; or
(xii)Final Determination.  The Bankruptcy Court or any other court having jurisdiction over the DIP Note Parties makes a final determination with respect to any motion or proceeding brought by any Person which results in the impairment of the rights of Collateral Agent or Purchaser under any of the DIP Note Documents or the rights of Pre-Petition Note Purchase Agent, or any of the Pre-Petition Purchasers under the Pre-petition Note Purchase Agreement; or
(xiii)Super-Priority Claims.  An order of the Bankruptcy Court granting, other than in respect of the DIP Note Documents and the Carve-Out or as otherwise expressly permitted under the DIP Note Documents, (i) a priority of any Lien against the DIP Note Parties that is equal to or senior to the priority of the Liens on the Collateral to Collateral Agent, for the benefit of the Secured Parties, or (ii) any claim entitled to super-priority administrative expense claim in the Chapter 11 Cases pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Collateral Agent and the Purchaser under the DIP Note Documents, or the filing by any of the DIP Note Parties of a motion or application seeking entry of such an order; or
(xiv)Adequate Protection.  The payment or granting of adequate protection to any Person, other than as expressly set forth in the Orders and the Approved Budget (subject to the Permitted Variances); or
(xv)Venue.  An order shall have been entered by the Bankruptcy Court providing for a change in venue with respect to the Chapter 11 Cases without the approval of Purchaser and Collateral Agent (it being understood that a change in division within the venue of the Chapter 11 Cases shall not constitute a breach of this provision); or
(xvi)[reserved]; or
(xvii) Insolvency Proceeding.  Any DIP Note Party commences any Insolvency Proceeding other than the Chapter 11 Cases; or
(xviii)Compliance with Orders.  The failure of any DIP Note Party to comply with the terms and conditions of the Interim Order or the Final Order; or
(xix)Compliance with the Approved Budget.  The failure of any DIP Note Party to comply with the Approved Budget, subject to any Permitted Variances, upon notice thereof sent by Collateral Agent to the DIP Note Parties, at the direction of Purchaser, unless such deviation was previously waived by Purchaser pursuant to this Agreement (including by any amendment to the Approved Budget); or
(xx)Adverse Proceeding.  Any DIP Note Party shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other Adverse Proceeding against Collateral Agent, Purchaser, Pre-Petition Purchasers or Pre-Petition Note Purchase Agent regarding the DIP Note Documents or Pre-petition Note Documents; or
(xxi)Bankruptcy Plan and Certain Orders.  (i) An order is entered or any DIP Note Party files a motion seeking or supporting an order approving entry of the solicitation of votes on a chapter 11 plan in any of the Chapter 11 Cases that is not the Bankruptcy Plan, or (ii) an order is entered or any DIP Note Party files a motion seeking or supporting an order approving a sale under Section 363 of the Bankruptcy Code or any order relating to such sale (including, but not limited to, an order approving sale procedures) shall be entered that does not provide for Payment in Full of the Obligations and the Pre-Petition Obligations in Cash on the effective date of such sale or is otherwise not satisfactory to Collateral Agent and Purchaser, or (iii) any order shall be entered that dismisses any of the Chapter 11 Cases and does not provide for termination of the unfunded Commitments under the DIP Note Documents and Payment in Full in Cash on the effective date of such dismissal of the relevant DIP Note Parties’ obligations under the DIP Note Documents and the Pre-Petition Note Purchase Agreement or is not otherwise satisfactory to Collateral Agent and Purchaser, or (iv), with respect to clauses (i) through (iii) above, any of the DIP Note Parties (or any of their direct or indirect parents) shall file, propose, support or fail to contest in good faith the filing or confirmation of such a plan or the entry of such an order or (iii) any DIP Note Party files, supports or otherwise consents to, or fails to timely object to, any plan of reorganization, or a pleading seeking approval of any plan of reorganization, other than the Bankruptcy Plan, or the termination (but not extension) of the DIP Note Party’s “exclusive period” under Section 1121 of the Bankruptcy Code for the filing of a plan of reorganization;
(f)[Reserved].; or
(g)[Reserved].; or
(h)Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or
(i)Dissolution.  Any order, judgment or decree shall be entered against any DIP Note Party or any of its Subsidiaries decreeing the dissolution or split up of such DIP Note Party or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of thirty days; or
(j)Employee Benefit Plans.  (i) There shall occur one or more ERISA Events that individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $500,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code; or
(k)Change of Control.  A Change of Control shall occur; or
(l)Guaranties, Collateral Documents and other DIP Note Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the Payment in Full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Payment in Full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral with a value in excess of $50,000 in the aggregate purported to be covered by the Collateral Documents with the priority set forth in Section 2.24 or (iii) (1) any DIP Note Document or Pre-Petition Note Purchase Agreement shall cease to be, or shall be asserted in writing by any DIP Note Parties or their Affiliate not to be, valid or enforceable or (2) any DIP Note Parties shall contest the validity or enforceability of any DIP Note Document in writing or deny in writing that it has any further liability, including with respect to future advances by Purchaser, under any DIP Note Document to which it is a party or shall contest the validity of or perfection of any Lien in any Collateral granted or purported to be granted pursuant to the Collateral Documents; or
(m)Ownership Changes.  Company undergoes an “ownership change” within the meaning of Section 382 of the Code as determined by Purchaser in good faith after consultation with Company, other than as a result of a transaction occurring pursuant to the Plan (as defined in the TSA); or
(n)Invalidity/Impairment.  The written assertion by any DIP Note Party or any Affiliate thereof of the invalidity or impairment of (i) any DIP Note Document or (ii) any Liens intended to be created by the DIP Note Documents; or
(o)Unenforceability/Liens. (i) A material portion of the guarantees by the Guarantors shall cease to be in full force and effect or (ii) the Liens on any material portion of the Collateral intended to be created by the DIP Note Documents shall cease to be or shall not be a valid and perfected Lien having the priorities required under Section 2.24; or
(p)Environmental Matters.  (i) Any claim against or liability of any DIP Note Party shall arise that would reasonably be expected to have a Material Adverse Effect or (ii) any claim against or liability of any DIP Note Party shall arise that would reasonably be expected to have an adverse and material effect on the rights and interests of Purchaser under the DIP Note Documents, in each case of the foregoing clauses (i) and (ii), in connection with the uses and operations on or of Property of the DIP Note Parties by or on behalf of the DIP Note Parties having failed to comply with any applicable Environmental Laws or (iii) any DIP Note Party obtaining knowledge of any material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of any DIP Note Party in relation to the Property that have not previously been made available to Purchaser and the subsequent failure thereby to promptly notify or deliver same to Purchaser; or
(q)Taxes.  The failure by any DIP Note Party to timely file, or have timely filed, any U.S. federal income or other material tax returns or pay when due, or have paid when due, any material Taxes required to be paid to any Governmental Authority, in each case, whether the due date for such tax returns or payment of Taxes was before, on or after the date hereof, and further, in each case only where such failure could reasonably be expected to result in a Material Adverse Effect on the rights and interests of Purchaser under the DIP Note Documents; provided, however, that the failure to pay such Taxes when due as a result of (i) the application of the automatic stay of Section 362 of the Bankruptcy Code or (ii) the payment of such Taxes being excused or prohibited by the Bankruptcy Court or not otherwise authorized by the Bankruptcy Court shall not constitute an Event of Default;

THEN, (1) upon the occurrence of any Event of Default, and at any time thereafter, subject to the Orders, the automatic stay provisions of Section 362 of the Bankruptcy Code shall be vacated and modified solely to the extent necessary to permit Collateral Agent and Purchaser to exercise their remedies under the Orders and the DIP Note Documents, and Collateral Agent may, and at the request of (or with the consent of) Purchaser shall, upon notice to Company take any or all of the following actions, at the same time or different times, in any case, without further order of or application or motion to the Bankruptcy Court: (i) (A) deliver a notice of an Event of Default to the DIP Note Parties (the “Remedies Notice”) and file the Remedies Notice on the docket of the Bankruptcy Court; (B) terminate the DIP Note Commitments, and thereupon such DIP Note Commitments shall terminated immediately; and (C) declare the DIP Notes then outstanding to be immediately due and payable, and thereupon the principal of the DIP Notes so declared to be due and payable, together with all accrued but unpaid interest thereon and all fees and other Obligations of the DIP Note Parties accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each DIP Note Party and (ii) subject to five (5) Business Days’ prior written notice (which may be delivered by electronic mail) by Collateral Agent to Company, Company’s counsel, counsel to the Creditors’ Committee, if any, and the U.S. Trustee thereof (the “Remedies Notice Period”), to exercise all rights and remedies provided for in the DIP Note Documents or at law, including (x) foreclose upon all of the Collateral, including freezing Cash collateral held in any of the DIP Note Parties’ accounts, (y) immediately set off any and all amounts in accounts maintained by the DIP Note Parties against the Obligations, or otherwise enforce any and all rights against the Collateral in its possession or otherwise, including, without limitation, disposition of the Collateral and application of the net cash proceeds thereof to satisfaction of the Obligations, and (z) take any other actions or exercise any other rights or remedies available to it under the Orders, any DIP Note Document or under applicable law.  Following delivery of seventy-two (72) hours written notice by Collateral Agent to Company (the “Cash Collateral Notice Period”), subject to the Carve-Out, Collateral Agent may, and at the request of (or with the consent of) Purchaser shall, cease to permit the DIP Note Parties’ continued use of any Cash collateral; provided that, during the Cash Collateral Notice Period, the DIP Note Parties shall be permitted to use Cash collateral in accordance with the Interim Order (or the Final Order, when applicable) and the Approved Budget. During the Remedies Notice Period, the DIP Note Parties are prohibited from requesting any further draws.

Upon the occurrence of an Event of Default, subject to the Orders, Collateral Agent may, and at the direction of Purchaser shall, exercise any rights and remedies provided to Collateral Agent under the DIP Note Documents or at law or equity, including under any applicable law of the jurisdiction where any Collateral is located.  Each of the DIP Note Parties shall cooperate with Collateral Agent and Purchaser in their exercise of rights and remedies, whether against the Collateral or otherwise, including, without limitation, by taking any steps or executing any documentation as the Collateral Agent deems necessary to enforce the Liens on any Collateral in any jurisdiction. Without limiting the obligations of any DIP Note Party hereunder in any respect, subject to the terms of the Orders, each DIP Note Party further agrees that if an Event of Default shall have occurred and be continuing and it, or any of its Subsidiaries, should fail or refuse for any reason whatsoever to execute and file any completed application necessary or appropriate to obtain any consent from any Governmental Authority necessary or appropriate for the exercise of any right of Collateral Agent hereunder, then such application may be executed and filed on such DIP Note Party’s behalf by the clerk of any court of competent jurisdiction without notice to such DIP Note Party pursuant to court order.

8.2[Reserved]
Section 9	COLLATERAL AGENT
9.1Appointment of Collateral Agent.  Goldman Sachs Specialty Lending Group, L.P. is hereby appointed Collateral Agent hereunder and under the other DIP Note Documents and Purchaser hereby authorizes Goldman Sachs Specialty Lending Group, L.P., in such capacity, to act as Collateral Agent in accordance with the terms hereof and the other DIP Note Documents.  Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other DIP Note Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Collateral Agent Purchaser and no DIP Note Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder,  Collateral Agent shall act solely as an agent of Purchaser and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.  It is understood and agreed that the use of the term “agent” herein or in any other DIP Note Documents (or any other similar term) with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.2Powers and Duties.  Purchaser irrevocably authorizes  Collateral Agent to take such action on Purchaser’s behalf and to exercise such powers, rights and remedies hereunder and under the other DIP Note Documents as are specifically delegated or granted to Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  In the event that any obligations are permitted to be incurred and subordinated in right of payment to the Obligations hereunder and/or are permitted to be secured by Liens on all or a portion of the Collateral, Purchaser authorizes Collateral Agent, as applicable, to enter into intercreditor agreements, subordination agreements and amendments to the Collateral Documents to reflect such arrangements on terms that are acceptable to Collateral Agent, in its sole discretion.   Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other DIP Note Documents.   Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Collateral Agent shall not have, by reason hereof, any of the other DIP Note Documents, a fiduciary relationship in respect of Purchaser or any other Person; and nothing herein or any of the other DIP Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any obligations in respect hereof or any of the other DIP Note Documents except as expressly set forth herein or therein.

9.3General Immunity.
(a)No Responsibility for Certain Matters.  Collateral Agent shall not be responsible to Purchaser for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other DIP Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Collateral Agent to Purchaser or by or on behalf of any DIP Note Party to Collateral Agent or Purchaser in connection with the DIP Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any DIP Note Party or any other Person liable for the payment of any Obligations, nor shall Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the DIP Note Documents or as to the use of the proceeds of the DIP Notes or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than confirm receipt of items expressly required to be delivered to Collateral Agent) or to inspect the properties, books or records of Company or any of its Subsidiaries or to make any disclosures with respect to the foregoing.
(b)Exculpatory Provisions.  Neither Collateral Agent nor any of its officers, partners, Directors, employees or agents shall be liable to Purchaser for any action taken or omitted by Collateral Agent (i) under or in connection with any of the DIP Note Documents or (ii) with the consent or at the request of  Purchaser, in each case except to the extent caused by Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Collateral Agent shall not, except as expressly set forth herein and in the other DIP Note Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by Collateral Agent or any of its Affiliates in any capacity.  Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other DIP Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Collateral Agent shall have received instructions in respect thereof from Purchaser and, upon receipt of such instructions from Purchaser, Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may expose Collateral Agent to liability, may be in violation of the automatic stay under any Debtor Relief Law.  Without prejudice to the generality of the foregoing, (i) Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) Purchaser shall not have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or (where so instructed) refraining from acting hereunder or any of the other DIP Note Documents in accordance with the instructions of Purchaser.

(c)Delegation of Duties. Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other DIP Note Document by or through any one or more sub-agents appointed by Collateral Agent.  Such appointing Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of Collateral Agent and shall apply to their respective activities in connection with activities as Collateral Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of DIP Note Parties and Purchaser, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the applicable Agent and not to any DIP Note Party, Purchaser or any other Person and no DIP Note Party, Purchaser or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.  Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)Notice of Default or Event of Default.  Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Collateral Agent by a DIP Note Party or Purchaser.  In the event that Collateral Agent shall receive such a notice, Collateral Agent will endeavor to give notice thereof to Purchaser; provided, that failure to give such notice shall not result in any liability on the part of Collateral Agent.
9.4[Reserved].
9.5[Reserved].
9.6Right to Indemnity.  Purchaser agrees to indemnify Collateral Agent, its Affiliates and their respective officers, partners, directors, trustees, employees and agents of  Collateral Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any DIP Note Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other DIP Note Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this

Agreement or the other DIP Note Documents, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such INDEMNITEE Agent PARTY; provided, Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.  If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, further, this sentence shall not be deemed to require Purchaser to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence

9.7Successor Collateral Agent.
(a)[Reserved].
(b)Collateral Agent may resign at any time by giving prior written notice thereof to Purchaser and the DIP Note Parties.  Purchaser shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of Company and Collateral Agent’s resignation shall become effective on the earliest of (i) thirty days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Company and Purchaser or (iii) such other date, if any, agreed to by Purchaser.  Until a successor Collateral Agent is so appointed by Purchaser, any collateral security held by Collateral Agent for the benefit of Purchaser under any of the DIP Note Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Collateral Documents, and the resigning or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents.  After any resigning or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was Collateral Agent hereunder.
(c)[Reserved].

(d)Notwithstanding anything herein to the contrary, Collateral Agent may assign its rights and duties as Collateral Agent hereunder to an Affiliate of Goldman Sachs Specialty Lending Group, L.P. without the prior written consent of, or prior written notice to, Company or Purchaser; provided, that Company and Purchaser may deem and treat such assigning Collateral Agent as Collateral Agent for all purposes hereof, unless and until Collateral Agent provides written notice to Company and Purchaser of such assignment.  Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Collateral Agent hereunder and under the other DIP Note Documents.
9.8Collateral Documents and Guaranty.
(a)Agent under Collateral Documents and Guaranty.  Purchaser hereby further authorizes Collateral Agent on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 10.5, without further written consent or authorization from any Secured Party, Collateral Agent may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Purchaser has otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Purchaser has otherwise consented.  Upon request by Collateral Agent at any time, the Purchaser will confirm in writing Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.8.  Upon the reasonable request of Company and/or Collateral Agent may, after receipt of a written certificate of a Chief Financial Officer of Company certifying that such transaction is permitted pursuant to the DIP Note Documents, execute and deliver any such release documentation reasonably requested by Company in connection with such permitted releases as described above, all at the expense of Company.
(b)Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the DIP Note Documents to the contrary notwithstanding, Company, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the other DIP Note Documents may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii), or otherwise of the Bankruptcy Code), Collateral Agent or Purchaser may be the purchaser of any or all of such Collateral at any such sale or disposition and Collateral Agent, as agent for and representative of Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c)[Reserved].
(d)Release of Collateral and Guarantees, Termination of DIP Note Documents.  Notwithstanding anything to the contrary contained herein or any other DIP Note Document, when all Obligations have been Paid in Full and all of the Commitments have been terminated, upon request of Company, Collateral Agent shall  take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any DIP Note Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(e)No Duty.  Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any DIP Note Party in connection therewith, nor shall Collateral Agent be responsible or liable to Purchaser for any failure to monitor or maintain any portion of the Collateral.
(f)Agency for Perfection. Collateral Agent and Purchaser hereby appoints Collateral Agent and each Purchaser as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a Secured Party with possession or control has priority over the security interest of another Secured Party) and Collateral Agent and each Purchaser hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the other Secured Parties, except as otherwise expressly provided in this Agreement. Should Purchaser obtain possession or control of any such Collateral, Purchaser shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. Each DIP Note Party by its execution and delivery of this Agreement hereby consents to the foregoing.
9.9[Reserved].
9.10Collateral Agent May File Bankruptcy Disclosure and Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Laws relative to any DIP Note Party,  including the Chapter 11 Cases, Collateral Agent (irrespective of whether the principal of any DIP Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any demand shall have been made on Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the DIP Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Purchaser and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Collateral Agent and its respective agents and counsel and all other amounts due to Purchaser and  Collateral Agent under Sections 2.10, 10.2 and 10.3 allowed in such judicial proceeding); and
(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

The Secured Parties hereby irrevocably authorize Collateral Agent, at the direction of Purchaser, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Note Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) Collateral Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of Purchaser, irrespective of the termination of this Agreement), (iii) Collateral Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle to Purchaser, as a result of which Purchaser shall be deemed to have received any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to Purchaser and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 10	MISCELLANEOUS
10.1Notices.
(a)Notices Generally.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a DIP Note Party or  Collateral Agent, shall be sent to such Person’s mailing address as set forth on Appendix B or in the other relevant DIP Note Document, and in the case of Purchaser, the mailing address as indicated on Appendix B or otherwise indicated to Company in writing.  Each notice hereunder shall be in writing and may be personally served or sent by facsimile (excluding any notices to Collateral Agent in its capacity as such) or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed; provided, no notice to Collateral Agent in its capacity as such shall be effective until received by Collateral Agent; provided, further, any such notice or other communication shall, at the request of Collateral Agent, be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by Collateral Agent from time to time.
(b)Electronic Communications.
(i)Notices and other communications to Collateral Agent, Purchaser and any DIP Note Party hereunder may be delivered or furnished by other electronic communication (including e mail and Internet or intranet websites, including Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform (the “Platform”)) pursuant to procedures approved by Purchaser in its sole discretion, provided that, notwithstanding the foregoing, in no event will notices by electronic communication be effective to Collateral Agent, Purchaser pursuant to Section 2 if any such Person has notified Company that it is incapable of receiving notices under such Section 2 by electronic communication.  Collateral Agent may, in its sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  In the case of any notices by electronic communication permitted in accordance with this Agreement, unless Purchaser otherwise prescribes, (A) any notices and other communications permitted to be sent to an e-mail address shall be delivered during normal business hours and deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment, but excluding any automatic reply to such e-mail), except that, if such notice or other communication is not sent prior to noon, local time at the location of the recipient, then such notice or communication shall be deemed not to have been received until the opening of business on the next Business Day for the recipient, at the earliest, and (B) notices or communications permitted to be posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and clearly identifying an accessible website address therefor.

(ii)Each DIP Note Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.
(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of Collateral Agent or any of its officers, Directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.  In no event shall the Agent Affiliates have any liability to any of the DIP Note Parties, Purchaser or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any DIP Note Party’s or Collateral Agent’s transmission of communications through the Platform.  Each party hereto agrees that Collateral Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.
(iv)Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.
(c)Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
10.2Expenses.  The DIP Note Parties agree, jointly and severally, to pay promptly (without further order of or application to the Bankruptcy Court but after any notice or approval period required by the Bankruptcy Court) (a) all of Purchaser’s reasonable, documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the DIP Note Documents and any consents, amendments, waivers or other modifications thereto, and any other documents prepared in connection herewith or therewith and in connection with any transaction contemplated hereby or thereby; (b) all the reasonable documented out-of-pocket costs and expenses of counsel and other advisors or professionals to Purchaser, including but not limited to Cleary Gottlieb Steen &Hamilton LLP and Deloitte Transactions and Business Analytics LLP, in connection with the negotiation of, preparation of, execution of, administration of and enforcement of rights and remedies with respect to, the DIP Note Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company, including without limitation, on account of due diligence therefor and negotiations thereof; (c) all of Collateral Agent’s reasonable, documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the DIP Note Documents and any consents, amendments, waivers or other modifications thereto, and any other documents prepared in connection herewith or therewith and in connection with any transaction contemplated hereby or thereby; (d) all the reasonable documented out-of-pocket costs and expenses of counsel and other advisors or professionals to Collateral Agent, including but not limited to Cleary Gottlieb Steen &Hamilton LLP and Deloitte Transactions and Business Analytics LLP, in connection with the negotiation of, preparation of, execution of, administration of and enforcement of rights and remedies with respect to, the DIP Note Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company, including without limitation, on account of due diligence therefor and negotiations thereof; (e) all of Collateral Agent’s costs of furnishing all opinions by counsel for Company and the other DIP Note Parties; (f) all the reasonable, documented, out-of-pocket costs and expenses of searching, creating, perfecting, recording, filing, maintaining, and preserving Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that Collateral Agent or Purchaser may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (g) Collateral Agent’s actual costs and reasonable and documented fees, expenses, and disbursements of any auditors, accountants, consultants or appraisers’; (h) all the actual costs and reasonable and documented expenses (including the reasonable and documented  fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (i) all other actual and reasonable and documented  costs and expenses incurred by Agent in connection with the transactions contemplated by the DIP Note Documents and any consents, amendments, waivers or other modifications thereto; (j) all of Purchaser’s and Collateral Agent’s reasonable, documented out-of-pocket costs and expenses incurred in connection with the Chapter 11 Cases; and (k) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable and documented attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Collateral Agent and Purchaser in enforcing or preparing for enforcement of any Obligations of or in collecting or preparing to collect any payments due from any DIP Note Party hereunder or under the other DIP Note Documents by reason of such Default or Event of Default (including in connection with any actual or prospective sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any actual or prospective refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to or in contemplation of any insolvency or bankruptcy cases or proceedings (including the Chapter 11 Cases), including the engagement of a restructuring advisor or consultant satisfactory to Purchaser in its sole discretion.

10.3Indemnity and Related Reimbursement.
(a)In the event that an Indemnitee becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person relating to or arising out of any Indemnified Liabilities and whether or not the transactions contemplated hereby shall be consummated, each DIP Note Party agrees that on demand it will reimburse such Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

(b)In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each DIP Note Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Indemnitee, from and against any and all Indemnified Liabilities, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such INDEMNITEE; provided, no DIP Note Party shall have any obligation to any Indemnitee under this Section 10.3(b) with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise directly from the gross negligence or willful misconduct of such Indemnitee, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable DIP Note Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(c)To the fullest extent permitted by applicable law, no DIP Note Party shall assert, and each DIP Note Party hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any DIP Note Document or any agreement or instrument contemplated hereby or thereby or referenced to herein or therein, the transactions contemplated hereby or thereby, any DIP Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or such damages whether or not accrued and whether or not known or suspected to exist in its favor.
(d)Each DIP Note Party also agrees that no Indemnitee will have any liability to any DIP Note Party or any person asserting claims on behalf of or in right of any DIP Note Party or any other Person in connection with or as a result of this Agreement or any DIP Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any DIP Note, or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, in each case, except in the case of any DIP Note Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such DIP Note Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of Purchaser in performing its purchase obligations under this Agreement; provided, however, that in no event will Purchaser or Collateral Agent have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of Purchaser’s, or Agent’s, or their respective Affiliates’, Directors’, employees’, attorneys’, agents’ or sub-agents’ activities arising out of, in connection with, as a result of, or in any way related to, this Agreement or any DIP Note Document or any agreement or instrument contemplated hereby or thereby or referenced to herein or therein, the transactions contemplated hereby or thereby, any DIP Note or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.

(e)Subject to the Interim Order (or the Final Order, when applicable), each DIP Note Party, for itself and on behalf of its Subsidiaries, successors and assigns (collectively, the “Releasors” and, individually, a “Releasor”), hereby forever and irrevocably (i) RELEASES, DISCHARGES AND ACQUITS Purchaser, Collateral Agent, the Pre-Petition Purchasers , Pre-Petition Note Purchase Agent, and any of their respective former, current or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates and successors and predecessors in interest (in their respective capacities as such, collectively, the “Releasees”) of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, of every type, including, without limitation, any claims arising prior to entry of the Interim Order from any actions relating to any aspect of the relationship among Collateral Agent, Purchaser, the Pre-Petition Note Purchase Loan Agent or the Pre-Petition Purchasers (in their respective capacities as such) and the Debtors and their affiliates, including any equitable subordination or recharacterization claims or defenses, with respect to or relating to the Obligations, the Liens securing the Obligations, the DIP Note Documents, the Pre-Petition Obligations, the Pre-Petition Liens, the Pre-Petition Note Purchase Agreement, the Debtors’ attempts to restructure the Pre-Petition Obligations, any and all claims and causes of action arising under title 11 of the United States Code and any and all claims regarding the validity, priority, perfection or avoidability of the liens or secured claims of the Purchaser and the Pre-Petition Purchasers (collectively, the “Claims”); and (ii) waives any and all defenses (including, without limitation, offsets and counterclaims of any nature or kind) as to the validity, perfection, priority, enforceability and non-avoidability of the Obligations, the Liens securing the Obligations, the Pre-Petition Obligations and the Pre-Petition Liens.  The provisions of this paragraph shall survive the termination of the DIP Note Documents and any other DIP Note Document and Payment in Full of any Obligations thereunder.  Each DIP Note Party, for itself and on behalf of their successors, assigns and other legal representatives, hereby unconditionally and irrevocably agrees that such Releasor shall not sue any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing provisions of this paragraph, and if any Releasor violates the foregoing covenant, such Releasor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and cost incurred by any Releasee as a result of such violation.
10.4Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default Purchaser and its Affiliates are each hereby authorized by each DIP Note Party at any time or from time to time subject to the consent of Purchaser (such consent not to be unreasonably withheld or delayed), without notice to any DIP Note Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other obligations or Indebtedness at any time held or owing by Purchaser to or for the credit or the account of any DIP Note Party against and on account of the Obligations of any DIP Note Party to Purchaser hereunder and under the other DIP Note Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other DIP Note Document, irrespective of whether or not (a) Purchaser shall have made any demand hereunder or (b) the principal of or the interest on the DIP Notes or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.  The rights of Purchaser and its Affiliates under this

Section 10.4 are in addition to other rights and remedies (including other rights of set off) that Purchaser or its Affiliates may otherwise have.

10.5Amendments and Waivers.
(a)Purchaser’s Consent.  Subject to the additional requirements of Section 10.5(c), no amendment, modification, termination or waiver of any provision of the DIP Note Documents, or consent to any departure by any DIP Note Party therefrom, shall in any event be effective without the written concurrence of Purchaser.
(b)[Reserved].
(c)Other Consents.  No amendment, modification, termination or waiver of any provision of the DIP Note Documents, or consent to any departure by any DIP Note Party therefrom, shall:
(i)amend, modify, or waive any provision of this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the DIP Note Documents or the definitions of “Obligations” or “Secured Obligations” (as such term or any similar term is defined in any relevant Collateral Document) in each case in a manner adverse to Purchaser with Obligations then outstanding without the written consent of Purchaser; or
(ii)amend, modify, terminate or waive any provision of Section 9 as the same directly or indirectly applies to Collateral Agent, or any other provision hereof as the same directly or indirectly applies to the rights or obligations of Collateral Agent, in each case in any manner adverse to Collateral Agent without the consent of Collateral Agent.
(d)[Reserved].
(e)Effect of Amendments, Etc.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any DIP Note Party in any case shall entitle any DIP Note Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon Purchaser at the time outstanding, each DIP Note Party, and each future DIP Note Party.
(f)Compensation for Amendments.  Notwithstanding anything to the contrary in any DIP Note Document, unless otherwise agreed to by Purchaser in its sole discretion no DIP Note Party may, nor may it permit any of its Subsidiaries to, directly or indirectly (including by being complicit in or otherwise facilitating any such action by any of their respective Affiliates or Subsidiaries or any direct or indirect holders or beneficial owners of any such Person’s Capital Stock) pay or otherwise transfer any consideration, whether by way of interest, fee, or otherwise, to or for the benefit of any of Purchaser’s Affiliates for or as an inducement to any action or inaction by such Affiliates, including any consent, waiver, approval, disapproval, or withholding of any of the foregoing in connection with any required or requested approval, amendment, waiver, consent, or other modification of or under any DIP Note Document or any provision thereof unless such consideration is first offered to Purchaser and is paid to Purchaser if Purchaser acts in accordance with such offer.
(g)Cashless Settlement.  Notwithstanding anything to the contrary contained in this Agreement, Purchaser may exchange, continue, or rollover all or a portion of its DIP Notes in connection with any refinancing, extension, modification, or similar transaction permitted by the terms of this Agreement pursuant to a cashless settlement mechanism approved by Company and Purchaser.
10.6Successors and Assigns; Transferees.
(a)Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Purchaser.  No DIP Note Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any DIP Note Party without the prior written consent of  Purchaser.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Indemnitee Agent Parties, Affiliates of Collateral Agent, Purchaser, and any other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register.  Company and Purchaser shall deem and treat the Persons listed as Purchaser in the Register as the holder and owner of the Commitments and DIP Notes (including principal and stated interest) listed therein for all purposes hereof. It is intended that the Register be maintained such that the DIP Notes are in “registered form” for the purposes of the Code.
(c)[Reserved].
(d)[Reserved].
(e)[Reserved].
(f)[Reserved].
(g)[Reserved].
(h)[Reserved].
(i)Certain Transfers.  Purchaser may assign, pledge and/or grant a security interest in, all or any portion of its DIP Notes, the other Obligations owed by or to Purchaser, and its DIP Notes, to secure obligations of Purchaser including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that Purchaser, as between Company and Purchaser, shall not be relieved of any of its obligations hereunder as a result of any such transfer and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Purchaser” or be entitled to require the transferring Purchaser to take or omit to take any action hereunder.

10.7Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
10.8Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the occurrence of any Credit Date.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each DIP Note Party set forth in Sections 2.17(d), 2.18, 2.19, 10.2, 10.3, 10.4, and 10.10 and the agreements of Purchaser set forth in Sections 9.3(b) and 9.6 shall survive the Payment in Full of the Obligations.
10.9No Waiver; Remedies Cumulative.  No failure or delay on the part of Collateral Agent  or Purchaser in the exercise of any power, right or privilege hereunder or under any other DIP Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to  Collateral Agent and Purchaser hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other DIP Note Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
10.10Marshalling; Payments Set Aside.  None of Collateral Agent nor Purchaser shall be under any obligation to marshal any assets in favor of any DIP Note Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any DIP Note Party makes a payment or payments to Purchaser, or Collateral Agent or Purchaser enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.11Severability.  In case any provision in or obligation hereunder or under any DIP Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction).  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

10.12[Reserved]
10.13Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10.14Applicable Law.  EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE, THIS AGREEMENT AND THE OTHER DIP NOTE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
10.15Consent To Jurisdiction.  SUBJECT TO CLAUSE (V) OF THE FOLLOWING SENTENCE, EACH DIP NOTE PARTY HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE DIP NOTE PARTIES, COLLATERAL AGENT AND PURCHASER ARISING OUT OF OR RELATING HERETO OR ANY OTHER DIP NOTE DOCUMENT, OR ANY OF THE OBLIGATIONS; PROVIDED THAT COLLATERAL AGENT, PURCHASER AND EACH DIP NOTE PARTY ACKNOWLEDGES THAT ANY APPEALS FROM TE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT  OTHER THAN THE BANKRUPTCY COURT; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DIP NOTE PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (V) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE DIP NOTE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE DIP NOTE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND

OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT AGENTS, AND PURCHASER RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY DIP NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY DIP NOTE DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

10.16Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER DIP NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE PURCHASER/ISSUER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER DIP NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE DIP NOTES MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.17Confidentiality.   Collateral Agent and Purchaser shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by Collateral Agent or Purchaser pursuant to the requirements hereof in accordance with Collateral Agent’s or Purchaser’s customary procedures for handling confidential information of such nature, it being understood and agreed by each DIP Note Party that, in any event, Collateral Agent and Purchaser may make (i) disclosures of such information to Affiliates of Purchaser or Collateral Agent and to their respective officers, Directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts, or agents on a confidential basis (and to other Persons authorized by Purchaser or Collateral Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee or transferee in connection with the contemplated assignment or transfer of any DIP Notes or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any DIP Note Party and its obligations (provided, such assignees, transferees, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other substantially similar confidentiality restrictions), (iii) disclosure on a confidential basis to any rating agency when required by it,(iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the DIP Notes, (v) disclosures in connection with the exercise of any remedies hereunder or under any other DIP Note Document or any action or proceeding relating to this Agreement or any other DIP Note Document or the enforcement of rights hereunder or thereunder, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Company promptly thereof to the extent not prohibited by law), (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority (including the NAIC) purporting to have jurisdiction over such Person or any of its Affiliates, (viii) disclosure to any Purchaser’s financing sources; provided that prior to any disclosure such financing source is informed of the confidential nature of the information, (ix) disclosure to rating agencies and (x) disclosures with the consent of the relevant DIP Note Party.  Notwithstanding the foregoing, on or after the Closing Date, Goldman Sachs Specialty Lending Group, L.P. may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the DIP Note Parties) (collectively, “Trade Announcements”).  No DIP Note Party shall (a) issue any Trade Announcement, (b) use or reference in advertising, publicity, or otherwise the name of Goldman Sachs, Purchaser or any of their respective Affiliates, partners, or employees, or (c) represent that any product or any service provided has been approved or endorsed by Goldman Sachs, Purchaser, or any of their respective Affiliates, except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Purchaser.

10.18Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the DIP Notes issued hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the DIP Notes issued hereunder are Paid in Full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Purchaser an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Purchaser and Company to conform strictly to any applicable usury laws.

Accordingly, if Purchaser contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at Purchaser’s option be applied to the outstanding amount of the DIP Notes issued hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Purchaser exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest and (b) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19Effectiveness; Counterparts.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Collateral Agent of written notification of such execution and authorization of delivery thereof.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
10.20Entire Agreement.  This Agreement, together with the other DIP Note Documents (including any such other DIP Note Document entered into prior to the date hereof), reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, made prior to the date hereof.
10.21PATRIOT Act.  Purchaser hereby notifies each DIP Note Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each DIP Note Party, which information includes the name and address of each DIP Note Party and other information that will allow Purchaser to identify such DIP Note Party in accordance with the PATRIOT Act.
10.22Electronic Execution of Transfers and DIP Note Documents.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other DIP Note Document shall in each case be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that Collateral Agent may request, and upon any such request the DIP Note Parties shall be obligated to provide, manually executed “wet ink” signatures to any DIP Note Document.
10.23No Fiduciary Duty.  Collateral Agent, Purchaser, and their Affiliates (collectively, solely for purposes of this paragraph, the “Purchaser”), may have economic interests that conflict with those of the DIP Note Parties, their equity holders and/or their affiliates.  Each DIP Note Party agrees that nothing in the DIP Note Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Purchaser, on the one hand, and such DIP Note Party, its equity holders or its affiliates, on the other.  The DIP Note Parties acknowledge and agree that (i) the transactions contemplated by the DIP Note Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between Purchaser, on the one hand, and the DIP Note Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) Purchaser has not assumed an advisory or fiduciary responsibility in favor of any DIP Note Party, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether Purchaser has advised, is currently advising or will advise any DIP Note Party, its equity holders or its Affiliates on other matters) or any other obligation to any DIP Note Party except the obligations expressly set forth in the DIP Note Documents and (y) Purchaser is acting solely as principal and not as the agent or fiduciary of any DIP Note Party, its management, stockholders, creditors or any other Person.  Each DIP Note Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each DIP Note Party agrees that it will not claim that Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such DIP Note Party, in connection with such transaction or the process leading thereto.

10.24Priority and Liens.  Company and each Guarantor hereby covenants, represents and warrants that the Obligations of Company and Guarantors hereunder and under the other DIP Note Documents shall at all times be perfected and secured as set forth in the applicable Order.
10.25No Discharge; Survival of Claims.  Company and each Guarantor agrees that to the extent its Obligations hereunder are not satisfied in full, (a) its Obligations arising hereunder shall not be discharged by the entry of a confirmation order (and Company and each Guarantor, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the super-priority claim granted to Collateral Agent and Purchaser pursuant to the Orders and described in Section 2.24 and the Liens granted to Collateral Agent and Purchaser pursuant to the Orders and described in Section 2.24 shall not be affected in any manner by the entry of a confirmation order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CAPSTONE GREEN ENERGY CORPORATION

By:/s/ John Juric ________________________

Name: John Juric

Title: Chief Financial Officer

CAPSTONE TURBINE INTERNATIONAL, INC.

By:/s/ John Juric ________________________

Name: John Juric

Title: Chief Financial Officer

CAPSTONE TURBINE FINANCIAL SERVICES, LLC

By:/s/ John Juric ________________________

Name: John Juric

Title: Chief Financial Officer

[Signature Page to Super-Priority Senior Secured
Debtor-In-Possession Note Purchase Agreement]

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.

as Collateral Agent

By:/s/ Greg Watts________________________

Name: Greg Watts

Title: Authorized Signatory

BROAD STREET CREDIT HOLDINGS LLC,

as Purchaser

By:/s/ Greg Watts________________________

Name: Greg Watts

Title: Authorized Signatory

[Signature Page to Super-Priority Senior Secured
Debtor-In-Possession Note Purchase Agreement]

APPENDIX A-1
TO DIP NOTE PURCHASE AGREEMENT

Commitments

Purchaser	Commitments		Pro Rata Share
BROAD STREET CREDIT HOLDINGS LLC	New Money DIP Notes	$12,000,000.00	100%
	Roll Up DIP Notes	$18,000,000.00
Total	$30,000,000.00		100%

Appendix A

Appendix B
TO DIP NOTE PURCHASE AGREEMENT

Notice Addresses

CAPSTONE GREEN ENERGY CORPORATION

16640 Stagg Street

Van Nuys, CA 91406

Attention: John Juric, Chief Financial Officer

Email: JJuric@CGRNenergy.com

CAPSTONE TURBINE INTERNATIONAL, INC.

16640 Stagg Street

Van Nuys, CA 91406

Attention: John Juric, Chief Financial Officer

Email: JJuric@CGRNenergy.com

CAPSTONE TURBINE FINANCIAL SERVICES, LLC

16640 Stagg Street

Van Nuys, CA 91406

Attention: John Juric, Chief Financial Officer

Email: JJuric@CGRNenergy.com

in each case, with a copy to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661-3693

Attention: Mark D. Wood, Esq. and Jaime T. Willis, Esq.

Email: mark.wood@katten.com and jaime.willis@katten.com

Appendix B

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Collateral Agent,

and Purchaser, to its address set forth below

Goldman Sachs Specialty Lending Group, L.P.

2001 Ross Ave

Suite 2800

Dallas, TX 75201

Attention:  Capstone Turbine Corporation, Account Manager

Email: Matt.Carter@gs.com; and gs-slg-notices@gs.com

And, in any event, with a copy (which copy shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Sean O’Neal; Kara A. Hailey

Email: soneal@cgsh.com; khailey@cgsh.com

Appendix B

SCHEDULE 1.1(b)

Certain Material Real Estate Assets

SCHEDULE 1.1(c)

Guarantors

SCHEDULE 4.1

Juridictions of Organization and Qualification

SCHEDULE 4.2

Capital Stock and Ownership

SCHEDULE 4.13

Real Estate Assets

SCHEDULE 4.15

Defaults

SCHEDULE 4.16

Material Contracts

SCHEDULE 5.15

Certain Post Closing Matters

SCHEDULE 6.1

Certain Indebtedness

SCHEDULE 6.7

Certain Investments

SCHEDULE 6.12

Certain Affiliate Transactions

SCHEDULE 6.24

Certain Employee Retention Plans

EXHIBIT A TO

NOTE PURCHASE AGREEMENT

FUNDING NOTICE

EXHIBIT B TO

NOTE PURCHASE AGREEMENT

LETTER OF DIRECTION

EXHIBIT C TO

NOTE PURCHASE AGREEMENT

COMPLIANCE CERTIFICATE

EXHIBIT D TO

NOTE PURCHASE AGREEMENT

[Reserved]

EXHIBIT E-1 TO

NOTE PURCHASE AGREEMENT

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Person Recipients That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT E-2 TO

NOTE PURCHASE AGREEMENT

[Reserved]

EXHIBIT E-3 TO

NOTE PURCHASE AGREEMENT

[Reserved]

EXHIBIT E-4 TO

NOTE PURCHASE AGREEMENT

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Person Recipients That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT F-1 TO

NOTE PURCHASE AGREEMENT

CLOSING DATE CERTIFICATE

EXHIBIT G TO

NOTE PURCHASE AGREEMENT

COUNTERPART AGREEMENT

EXHIBIT H TO

NOTE PURCHASE AGREEMENT

[Reserved]

EXHIBIT I TO

NOTE PURCHASE AGREEMENT

INTERCOMPANY NOTE

EXHIBIT J-1 TO

NOTE PURCHASE AGREEMENT

SUPER-PRIORITYSENIOR SECURED NEW MONEY DEBTOR-IN-POSSESSION NOTE

EXHIBIT J-2 TO

NOTE PURCHASE AGREEMENT

SUPER-PRIORITY SENIOR SECURED ROLL UP DEBTOR-IN-POSSESSION NOTE